Exhibit 10.82

MULTIFAMILY LOAN AND SECURITY AGREEMENT

(NON-RECOURSE)

BY AND BETWEEN

KBS LEGACY PARTNERS MILLENNIUM LLC,

A DELAWARE LIMITED LIABILITY COMPANY

AND

PRUDENTIAL MULTIFAMILY MORTGAGE, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

DATED AS OF

JUNE 7, 2013

TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS; SUMMARY OF MORTGAGE LOAN TERMS		1

SECTION 1.01 DEFINED TERMS		1
SECTION 1.02 SCHEDULES, EXHIBITS AND ATTACHMENTS INCORPORATED		1

ARTICLE 2 - GENERAL MORTGAGE LOAN TERMS		2

SECTION 2.01 MORTGAGE LOAN ORIGINATION AND SECURITY		2
(a)	Making of Mortgage Loan	2
(b)	Security for Mortgage Loan	2
(c)	Protective Advances	2

SECTION 2.02 PAYMENTS ON MORTGAGE LOAN		2
(a)	Debt Service Payments	2
(b)	Capitalization of Accrued But Unpaid Interest	3
(c)	Late Charges	3
(d)	Default Rate	4
(e)	Address for Payments	5
(f)	Application of Payments	5

SECTION 2.03 LOCKOUT/PREPAYMENT		5
(a)	Prepayment; Prepayment Lockout; Prepayment Premium	5
(b)	Voluntary Prepayment in Full	6
(c)	Acceleration of Mortgage Loan	7
(d)	Application of Collateral	7
(e)	Casualty and Condemnation	7
(f)	No Effect on Payment Obligations	7
(g)	Loss Resulting from Prepayment	7

ARTICLE 3 - PERSONAL LIABILITY		8

SECTION 3.01 NON-RECOURSE MORTGAGE LOAN; EXCEPTIONS		8
SECTION 3.02 PERSONAL LIABILITY OF BORROWER (EXCEPTIONS TO NON-RECOURSE PROVISION)		8
(a)	Personal Liability Based on Lender’s Loss	8
(b)	Full Personal Liability for Mortgage Loan	9
SECTION 3.03 PERSONAL LIABILITY FOR INDEMNITY OBLIGATIONS		10
SECTION 3.04 LENDER’S RIGHT TO FOREGO RIGHTS AGAINST MORTGAGED PROPERTY		10

ARTICLE 4 - BORROWER STATUS		11

SECTION 4.01 REPRESENTATIONS AND WARRANTIES		11
(a)	Due Organization and Qualification	11
(b)	Location	11
(c)	Power and Authority	11
(d)	Due Authorization	11
(e)	Valid and Binding Obligations	12
(f)	Effect of Mortgage Loan on Borrower’s Financial Condition	12
(g)	Economic Sanctions, Anti-Money Laundering and Anti-Corruption	12
(h)	Borrower Single Asset Status	13
(i)	No Bankruptcies or Judgments	14
(j)	No Litigation	14
(k)	Payment of Taxes, Assessments and Other Charges	15

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(l)	Not a Foreign Person	15
(m)	ERISA	15
(n)	Default Under Other Obligations	15
(o)	Prohibited Person	16
SECTION 4.02 COVENANTS		16
(a)	Maintenance of Existence; Organizational Documents	16
(b)	Anti-Money Laundering, Anti-Corruption and Economic Sanctions	16
(c)	Payment of Taxes, Assessments and Other Charges	17
(d)	Borrower Single Asset Status	17
(e)	ERISA	18
(f)	Notice of Litigation or Insolvency	18
(g)	Payment of Costs, Fees, and Expenses	19

ARTICLE 5 - THE MORTGAGE LOAN		19

SECTION 5.01 REPRESENTATIONS AND WARRANTIES		19
(a)	Receipt and Review of Loan Documents	19
(b)	No Default	20
SECTION 5.02 COVENANTS		20
(a)	Ratification of Covenants; Estoppels; Certifications	20
(b)	Further Assurances	20
(c)	Sale of Mortgage Loan	21
(d)	Limitations on Further Acts of Borrower	22
(e)	Financing Statements; Record Searches	22

ARTICLE 6 - PROPERTY USE, PRESERVATION AND MAINTENANCE		22

SECTION 6.01 REPRESENTATIONS AND WARRANTIES		22
(a)	Compliance with Law; Permits and Licenses	22
(b)	Property Characteristics	23
(c)	Property Ownership	23
SECTION 6.02 COVENANT		23
(a)	Use of Property	23
(b)	Property Maintenance	24
(c)	Property Preservation	25
(d)	Property Inspections	26
(e)	Compliance with Laws	27
SECTION 6.03 MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING THE PROPERTY		27
(a)	Property Management	27
(b)	Subordination of Fees to Affiliated Property Managers	27
(c)	Physical Needs Assessment	28

ARTICLE 7 - LEASES AND RENTS		28

SECTION 7.01 REPRESENTATIONS AND WARRANTIES		28
(a)	Prior Assignment of Rents	28
(b)	Prepaid Rents	28
SECTION 7.02 COVENANTS		28
(a)	Leases	28
(b)	Commercial Leases	29
(c)	Payment of Rents	30
(d)	Assignment of Rents	30

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(e)	Further Assignments of Leases and Rents	30
(f)	Options to Purchase by Tenants	30
SECTION 7.03 MORTGAGE LOAN ADMINISTRATION REGARDING LEASES AND RENTS		31
(a)	Material Commercial Lease Requirements	31
(b)	Residential Lease Requirements	31

ARTICLE 8 - BOOKS AND RECORDS; FINANCIAL REPORTING		32

SECTION 8.01 REPRESENTATIONS AND WARRANTIES		32
(a)	Financial Information	32
(b)	No Change in Facts or Circumstances	32
SECTION 8.02 COVENANTS		32
(a)	Obligation to Maintain Accurate Books and Records	32
(b)	Items to Furnish to Lender	32
(c)	Delivery of Books and Records	35
SECTION 8.03 MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING BOOKS AND RECORDS AND FINANCIAL REPORTING		35
(a)	Right to Audit Books and Records	35
(b)	Credit Reports; Credit Score	36

ARTICLE 9 - INSURANCE		36

SECTION 9.01 REPRESENTATIONS AND WARRANTIES		36
(a)	Compliance with Insurance Requirements	36
(b)	Property Condition	36
SECTION 9.02 COVENANTS		36
(a)	Insurance Requirements	36
(b)	Delivery of Policies, Renewals, Notices and Proceeds	37
SECTION 9.03 MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING INSURANCE		38
(a)	Lender’s Ongoing Insurance Requirements	38
(b)	Application of Proceeds on Event of Loss	38
(c)	Payment Obligations Unaffected	40
(d)	Foreclosure Sale	41
(e)	Appointment of Lender as Attorney-In-Fact	41

ARTICLE 10 - CONDEMNATION		41

SECTION 10.01 REPRESENTATIONS AND WARRANTIES		41
(a)	Prior Condemnation Action	41
(b)	Pending Condemnation Actions	41
SECTION 10.02 COVENANTS		41
(a)	Notice of Condemnation	41
(b)	Condemnation Proceeds	42
SECTION 10.03 MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING CONDEMNATION		42
(a)	Application of Condemnation Awards	42
(b)	Payment Obligations Unaffected	42
(c)	Appointment of Lender as Attorney-In-Fact	42
(d)	Preservation of Mortgaged Property	42

ARTICLE 11 - LIENS, TRANSFERS AND ASSUMPTIONS		43

SECTION 11.01 REPRESENTATIONS AND WARRANTIES		43
(a)	No Labor or Materialmen’s Claims	43

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(b) No Other Interests		43
SECTION 11.02 COVENANTS		43
(a) Liens; Encumbrances		43
(b) Transfers		44
(c) No Other Indebtedness and Mezzanine Financing		46
SECTION 11.03 MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING LIENS, TRANSFERS AND ASSUMPTIONS		46
(a) Assumption of Mortgage Loan		46
(b) Transfers to Key Principal-Owned Affiliates or Guarantor-Owned Affiliates		47
(c) Estate Planning		48
(d) Termination or Revocation of Trust		48
(e) Death of Key Principal or Guarantor; Controlling Interest Transfer Due to Death		49
(f) Bankruptcy of Guarantor		50
(g) Further Conditions to Transfers and Assumption		51

ARTICLE 12 - IMPOSITIONS		52

SECTION 12.01 REPRESENTATIONS AND WARRANTIES		52
(a) Payment of Taxes, Assessments and Other Charges		52
SECTION 12.02 COVENANTS		53
(a) Imposition Deposits, Taxes, and Other Charges		53
SECTION 12.03 MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING IMPOSITIONS		54
(a) Maintenance of Records by Lender		54
(b) Imposition Accounts		54
(c) Payment of Impositions; Sufficiency of Imposition Deposits		54
(d) Imposition Deposits Upon Event of Default		55
(e) Contesting Impositions		55
(f) Release to Borrower		55

ARTICLE 13 - REPLACEMENT RESERVE AND REPAIRS		55

SECTION 13.01 COVENANTS		55
(a) Initial Deposits to Replacement Reserve Account and Repairs Escrow Account		55
(b) Monthly Replacement Reserve Deposits		56
(c) Payment for Replacements and Repairs		56
(d) Assignment of Contracts for Replacements and Repairs		56
(e) Indemnification		56
(f) Amendments to Loan Documents		56
(g) Administrative Fees and Expenses		57
SECTION 13.02 MORTGAGE LOAN ADMINISTRATION MATTERS REGARDING RESERVES		57
(a) Accounts, Deposits, and Disbursements		57
(b) Approvals of Contracts; Assignment of Claims		64
(c) Delays and Workmanship		64
(d) Appointment of Lender as Attorney-In-Fact		64
(e) No Lender Obligation		65
(f) No Lender Warranty		65

ARTICLE 14 - DEFAULTS/REMEDIES		65

SECTION 14.01	EVENTS OF DEFAULT	65
(a) Automatic Events of Default		65
(b) Events of Default Subject to a Specified Cure Period		66

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(c) Events of Default Subject to Extended Cure Period	67
SECTION 14.02 REMEDIES	67
(a) Acceleration; Foreclosure	67
(b) Loss of Right to Receive Replacement Reserve Disbursements and Repairs Disbursements	68
(c) Remedies Cumulative	68
SECTION 14.03 ADDITIONAL LENDER RIGHTS; FORBEARANCE	69
(a) No Effect Upon Obligations	69
(b) No Waiver of Rights or Remedies	70
(c) Appointment of Lender as Attorney-in-Fact	70
(d) Borrower Waivers	71
SECTION 14.04 WAIVER OF MARSHALING	72

ARTICLE 15 - MISCELLANEOUS	72

SECTION 15.01 GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE	72
(a) Governing Law	72
(b) Venue	72
SECTION 15.02 NOTICE	72
(a) Process of Serving Notice	72
(b) Change of Address	73
(c) Default Method of Notice	73
(d) Receipt of Notices	73
SECTION 15.03 SUCCESSORS AND ASSIGNS BOUND; SALE OF MORTGAGE LOAN	73
(a) Binding Agreement	73
(b) Sale of Mortgage Loan; Change of Servicer	74
SECTION 15.04 COUNTERPARTS	74
SECTION 15.05 JOINT AND SEVERAL (OR SOLIDARY) LIABILITY	74
SECTION 15.06 RELATIONSHIP OF PARTIES; NO THIRD PARTY BENEFICIARY	74
(a) Solely Creditor and Debtor	74
(b) No Third Party Beneficiaries	74
SECTION 15.07 SEVERABILITY; ENTIRE AGREEMENT; AMENDMENTS	75
SECTION 15.08 CONSTRUCTION	75
SECTION 15.09 MORTGAGE LOAN SERVICING	76
SECTION 15.10 DISCLOSURE OF INFORMATION	76
SECTION 15.11 WAIVER; CONFLICT	76
SECTION 15.12 [INTENTIONALLY DELETED.]	76
SECTION 15.13 SUBROGATION	76
SECTION 15.14 COUNTING OF DAYS	76
SECTION 15.15 REVIVAL AND REINSTATEMENT OF INDEBTEDNESS	77
SECTION 15.16 TIME IS OF THE ESSENCE	77
SECTION 15.17 FINAL AGREEMENT	77
SECTION 15.18 WAIVER OF TRIAL BY JURY	77

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SCHEDULES & EXHIBITS

Schedules

Schedule 1	Definitions Schedule (required)	Form 6101.FR
Schedule 2	Summary of Loan Terms (required)	Form 6102.FR
Schedule 3	Interest Rate Type Provisions (required)	Form 6103.FR
Schedule 4	Prepayment Premium Schedule (required)	Form 6104.01
Schedule 5	Required Replacement Schedule (required)	Form 6001.NR
Schedule 6	Required Repair Schedule (required)	Form 6001.NR
Schedule 7	Exceptions to Representations and Warranties Schedule (required)	Form 6001.NR

Exhibits
Exhibit A	Modifications to Multifamily Loan and Security Agreement (Waiver of Imposition Deposits)	Form 6228

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MULTIFAMILY LOAN AND SECURITY AGREEMENT

(Non-Recourse)

This MULTIFAMILY LOAN AND SECURITY AGREEMENT (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) is made as of the Effective Date (as hereinafter defined) by and between KBS LEGACY PARTNERS MILLENNIUM LLC, a Delaware limited liability company (“Borrower”), and PRUDENTIAL MULTIFAMILY MORTGAGE, LLC, a Delaware limited liability company (“Lender”).

RECITALS:

WHEREAS, Borrower desires to obtain the Mortgage Loan (as hereinafter defined) from Lender to be secured by the Mortgaged Property (as hereinafter defined); and

WHEREAS, Lender is willing to make the Mortgage Loan on the terms and conditions contained in this Loan Agreement and in the other Loan Documents (as hereinafter defined);

NOW, THEREFORE, in consideration of the making of the Mortgage Loan by Lender and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereby covenant, agree, represent and warrant as follows:

AGREEMENTS:

ARTICLE 1- DEFINITIONS; SUMMARY OF MORTGAGE LOAN TERMS

Section 1.01        Defined Terms.

Capitalized terms not otherwise defined in the body of this Loan Agreement shall have the meanings set forth in the Definitions Schedule attached as Schedule 1 to this Loan Agreement.

Section 1.02        Schedules, Exhibits and Attachments Incorporated.

The schedules, exhibits and any other addenda or attachments are incorporated fully into this Loan Agreement by this reference and each constitutes a substantive part of this Loan Agreement.

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ARTICLE 2 - GENERAL MORTGAGE LOAN TERMS

Section 2.01        Mortgage Loan Origination and Security.

(a)	Making of Mortgage Loan.

On the Effective Date and subject to the terms and conditions of this Loan Agreement and the other Loan Documents, Lender hereby makes the Mortgage Loan to Borrower and Borrower hereby accepts the Mortgage Loan from Lender. Borrower covenants and agrees that it shall:

(1)        pay the Indebtedness, including the Prepayment Premium, if any (whether in connection with any voluntary prepayment or in connection with an acceleration by Lender of the Indebtedness), in accordance with the terms of this Loan Agreement and the other Loan Documents; and

(2)        perform, observe and comply with this Loan Agreement and all other provisions of the other Loan Documents.

(b)	Security for Mortgage Loan.

The Mortgage Loan is made pursuant to this Loan Agreement, is evidenced by the Note and is secured by the Security Instrument, this Loan Agreement and the other Loan Documents that are expressly stated to be security for the Mortgage Loan.

(c)	Protective Advances.

As provided in the Security Instrument, Lender may take such actions or disburse such funds as Lender reasonably deems necessary to perform the obligations of Borrower under this Loan Agreement and the other Loan Documents and to protect Lender’s interest in the Mortgaged Property.

Section 2.02        Payments on Mortgage Loan.

(a)	Debt Service Payments.

(1)	Short Month Interest.

If the Effective Date is any day other than the first day of the month, interest for the period beginning on the Effective Date and ending on and including the last day of the month in which the Effective Date occurs shall be payable by Borrower on the Effective Date.

(2)	Interest Accrual and Computation.

Except as provided in Section 2.02(a)(1), interest shall be paid in arrears. Interest shall accrue as provided in the Schedule of Interest Rate Type Provisions and shall be

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computed in accordance with the Interest Accrual Method. If the Interest Accrual Method is “Actual/360,” Borrower acknowledges and agrees that the amount allocated to interest for each month will vary depending on the actual number of calendar days during such month.

(3)	Monthly Debt Service Payments.

Consecutive monthly debt service installments (comprised of either interest only or principal and interest, depending on the Amortization Type), each in the amount of the applicable Monthly Debt Service Payment, shall be due and payable on the First Payment Date, and on each Payment Date thereafter until the Maturity Date at which time all Indebtedness shall be due. Any regularly scheduled Monthly Debt Service Payment that is received by Lender before the applicable Payment Date shall be deemed to have been received on such Payment Date solely for the purpose of calculating interest due.

(4)	Payment at Maturity.

The unpaid principal balance of the Mortgage Loan, any Accrued Interest thereon and all other Indebtedness shall be due and payable on the Maturity Date.

(5)	Interest Rate Type.

See the Schedule of Interest Rate Type Provisions for additional provisions, if any, specific to the Interest Rate Type.

(b)	Capitalization of Accrued But Unpaid Interest.

Any accrued and unpaid interest on the Mortgage Loan remaining past due for thirty (30) days or more may, at Lender’s election, be added to and become part of the unpaid principal balance of the Mortgage Loan.

(c)	Late Charges.

(1)    If any Monthly Debt Service Payment due hereunder is not received by Lender within ten (10) days (or fifteen (15) days for any Mortgaged Property located in Mississippi or North Carolina to comply with applicable law) after the applicable Payment Date, or any amount payable under this Loan Agreement (other than the payment due on the Maturity Date for repayment of the Mortgage Loan in full) or any other Loan Document is not received by Lender within ten (10) days (or fifteen (15) days for any Mortgaged Property located in Mississippi or North Carolina to comply with applicable law) after the date such amount is due, inclusive of the date on which such amount is due, Borrower shall pay to Lender, immediately without demand by Lender, the Late Charge.

The Late Charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 2.02(d).

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(2)	Borrower acknowledges and agrees that:

(A)        its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Mortgage Loan;

(B)        it is extremely difficult and impractical to determine those additional expenses;

(C)        Lender is entitled to be compensated for such additional expenses; and

(D)        the Late Charge represents a fair and reasonable estimate, taking into account all circumstances existing on the date hereof, of the additional expenses Lender will incur by reason of any such late payment.

(d)	Default Rate.

(1)	Default interest shall be paid as follows:

(A)        If any amount due on the Mortgage Loan (other than amounts due on the Maturity Date) remains past due for thirty (30) days or more, interest on such unpaid amount(s) shall accrue from the date payment is due at the Default Rate and shall be payable upon demand by Lender.

(B)        If any principal, Accrued Interest or other Indebtedness due on the Mortgage Loan is not paid in full on the Maturity Date, then interest shall accrue at the Default Rate on all such unpaid amounts from the Maturity Date until fully paid and shall be payable upon demand by Lender.

Absent a demand by Lender, any such amounts shall be payable by Borrower in the same manner as provided for the payment of Monthly Debt Service Payments. To the extent permitted by applicable law, interest shall also accrue at the Default Rate on any judgment obtained by Lender against Borrower in connection with the Mortgage Loan.

(2)	Borrower acknowledges and agrees that:

(A)        its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Mortgage Loan; and

(B)        in connection with any failure to timely pay all amounts due in respect of the Mortgage Loan on the Maturity Date, or during the time that any Monthly Debt Service Payment or other payment due on the Mortgage Loan is delinquent for more than thirty (30) days:

(i)        Lender’s risk of nonpayment of the Mortgage Loan will be materially increased;

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(ii)        Lender’s ability to meet its other obligations and to take advantage of other investment opportunities will be adversely impacted;

(iii)        Lender will incur additional costs and expenses arising from its loss of the use of the amounts due;

(iv)        it is extremely difficult and impractical to determine such additional costs and expenses;

(v)        Lender is entitled to be compensated for such additional risks, costs and expenses; and

(vi)        the increase from the Interest Rate to the Default Rate represents a fair and reasonable estimate of the additional risks, costs and expenses Lender will incur by reason of Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquency on the Mortgage Loan (taking into account all circumstances existing on the Effective Date).

(e)	Address for Payments.

All payments due pursuant to the Loan Documents shall be payable at Lender’s Payment Address, or such other place and in such manner as may be designated from time to time by written notice to Borrower by Lender.

(f)	Application of Payments.

If at any time Lender receives, from Borrower or otherwise, any amount in respect of the Indebtedness that is less than all amounts due and payable at such time, then Lender may apply such payment to amounts then due and payable in any manner and in any order determined by Lender or hold in suspense and not apply such amount at Lender’s election. Neither Lender’s acceptance of an amount that is less than all amounts then due and payable, nor Lender’s application of, or suspension of the application of, such payment, shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Loan Agreement and the other Loan Documents shall remain unchanged.

Section 2.03            Lockout/Prepayment.

(a)	Prepayment; Prepayment Lockout; Prepayment Premium.

(1)        Borrower shall not make a voluntary full or partial prepayment on the Mortgage Loan during any Prepayment Lockout Period nor shall Borrower make a voluntary partial prepayment at any time. Except as expressly provided in this Loan Agreement (including as provided in the Prepayment Premium Schedule), a Prepayment

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Premium calculated in accordance with the Prepayment Premium Schedule shall be payable in connection with any prepayment of the Mortgage Loan.

(2)          If a Prepayment Lockout Period applies to the Mortgage Loan, and during such Prepayment Lockout Period Lender accelerates the unpaid principal balance of the Mortgage Loan or otherwise applies collateral held by Lender to the repayment of any portion of the unpaid principal balance of the Mortgage Loan, the Prepayment Premium shall be due and payable and equal to the amount obtained by multiplying the percentage indicated (if at all) in the Prepayment Premium Schedule by the amount of principal being prepaid at the time of such acceleration or application.

(b)        Voluntary Prepayment in Full.

At any time after the expiration of any Prepayment Lockout Period, Borrower may voluntarily prepay the Mortgage Loan in full on a Permitted Prepayment Date so long as:

(1)          Borrower delivers to Lender a Prepayment Notice specifying the Intended Prepayment Date not more than sixty (60) days, but not less than thirty (30) days (if given via U.S. Postal Service) or twenty (20) days (if given via facsimile, e-mail or overnight courier) prior to such Intended Prepayment Date; and

(2)          Borrower pays to Lender an amount equal to the sum of:

(A)        the entire unpaid principal balance of the Mortgage Loan; plus

(B)        all Accrued Interest (calculated through the last day of the month in which the prepayment occurs); plus

(C)        the Prepayment Premium; plus

(D)        all other Indebtedness.

In connection with any such voluntary prepayment, Borrower acknowledges and agrees that interest shall always be calculated and paid through the last day of the month in which the prepayment occurs (even if the Permitted Prepayment Date for such month is not the last day of such month, or if Lender approves prepayment on an Intended Prepayment Date that is not a Permitted Prepayment Date). Borrower further acknowledges that Lender is not required to accept a voluntary prepayment of the Mortgage Loan on any day other than a Permitted Prepayment Date. However, if Lender does approve an Intended Prepayment Date that is not a Permitted Prepayment Date and accepts a prepayment on such Intended Prepayment Date, such prepayment shall be deemed to be received on the immediately following Permitted Prepayment Date. If Borrower fails to prepay the Mortgage Loan on the Intended Prepayment Date for any reason (including on any Intended Prepayment Date that is not a Permitted Prepayment Date but is approved by Lender) and such failure continues for five (5) Business Days or longer, or into the following month (if sooner), Lender may recalculate the payoff amount. Borrower shall immediately pay to Lender any additional amounts required by any such recalculation.

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(c)        Acceleration of Mortgage Loan.

Upon acceleration of the Mortgage Loan, Borrower shall pay to Lender:

(1)          the entire unpaid principal balance of the Mortgage Loan;

(2)          all Accrued Interest (calculated through the last day of the month in which the acceleration occurs);

(3)          the Prepayment Premium; and

(4)          all other Indebtedness.

(d)        Application of Collateral.

Any application by Lender of any collateral or other security to the repayment of all or any portion of the unpaid principal balance of the Mortgage Loan prior to the Maturity Date in accordance with the Loan Documents shall be deemed to be a prepayment by Borrower. Any such prepayment shall require the payment to Lender by Borrower of the Prepayment Premium calculated on the amount being prepaid in accordance with this Loan Agreement.

(e)        Casualty and Condemnation.

Notwithstanding any provision of this Loan Agreement to the contrary, no Prepayment Premium shall be payable with respect to any prepayment occurring as a result of the application of any insurance proceeds or condemnation award in accordance with this Loan Agreement.

(f)        No Effect on Payment Obligations.

Unless otherwise expressly provided in this Loan Agreement, any prepayment required by any Loan Document of less than the entire unpaid principal balance of the Mortgage Loan shall not extend or postpone the due date of any subsequent Monthly Debt Service Payments, Monthly Replacement Reserve Deposit, or other payment, or change the amount of any such payments or deposits.

(g)        Loss Resulting from Prepayment.

Borrower acknowledges and agrees that if a Prepayment Premium is not otherwise due:

(1)          any prepayment of the unpaid principal balance of the Mortgage Loan, whether voluntary or involuntary, or following the occurrence of an Event of Default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional risk, expense and frustration or impairment of Lender’s ability to meet its commitments to third parties;

(2)          it is extremely difficult and impractical to ascertain the extent of such losses, risks and damages;

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(3)          the formula for calculating the Prepayment Premium represents a reasonable estimate of the losses, risks and damages Lender will incur as a result of a prepayment; and

(4)          the provisions regarding the Prepayment Premium contained in this Loan Agreement are a material part of the consideration for the Mortgage Loan, and that the terms of the Mortgage Loan are in other respects more favorable to Borrower as a result of Borrower’s voluntary agreement to such prepayment provisions.

ARTICLE 3 - PERSONAL LIABILITY

Section 3.01        Non-Recourse Mortgage Loan; Exceptions.

Except as otherwise provided in this Article 3 or in any other Loan Document and unless such Person is a Guarantor, none of Borrower, or any director, officer, manager, member, partner, shareholder, trustee, trust beneficiary, or employee of Borrower or Guarantor or thereof, shall have personal liability under this Loan Agreement or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents, and Lender’s only recourse for the satisfaction of such Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and any other collateral held by Lender as security for the Indebtedness. This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against any Guarantor under any Loan Document.

Section 3.02        Personal Liability of Borrower (Exceptions to Non-Recourse Provision).

(a)        Personal Liability Based on Lender’s Loss.

Borrower shall be personally liable to Lender for the repayment of the portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of, subject to any notice and cure period, if any:

(1)          failure to pay as directed by Lender upon demand after an Event of Default (to the extent actually received by Borrower):

(A)        all Rents to which Lender is entitled under the Loan Documents; and

(B)        the amount of all security deposits then held or thereafter collected by Borrower from tenants and not properly applied pursuant to the applicable Leases;

(2)          failure to maintain all insurance policies required by the Loan Documents, except to the extent Lender has the obligation to pay the premiums pursuant to Section 12.03(c);

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(3)          failure to apply all insurance proceeds and any condemnation award as required by the Loan Documents;

(4)          failure to comply with any provision of this Loan Agreement or any other Loan Document relating to the delivery of books and records, statements, schedules and reports;

(5)          except to the extent directed otherwise by Lender pursuant to Section 3.02(a)(1), failure to apply Rents to the ordinary and necessary expenses of owning and operating the Mortgaged Property and Debt Service Amounts, as and when each is due and payable, except that Borrower will not be personally liable with respect to Rents that are distributed by Borrower in any calendar year if Borrower has paid all ordinary and necessary expenses of owning and operating the Mortgaged Property and Debt Service Amounts for such calendar year;

(6)          waste or abandonment of the Mortgaged Property; or

(7)          grossly negligent or reckless unintentional material misrepresentation or omission by Borrower, Guarantor, Key Principal, or any officer, director, partner, manager, member, shareholder or trustee of Borrower, Guarantor, or Key Principal in connection with on-going financial or other reporting required by the Loan Documents, or any request for action or consent by Lender.

Notwithstanding the foregoing, Borrower shall not have personal liability under clauses (1), (3), or (5) above to the extent that Borrower lacks the legal right to direct the disbursement of the applicable funds due to an involuntary Bankruptcy Event that occurs without the consent, encouragement or active participation of Guarantor, Key Principal or Borrower Affiliate.

(b)        Full Personal Liability for Mortgage Loan.

Borrower shall be personally liable to Lender for the repayment of all of the Indebtedness, and the Mortgage Loan shall be fully recourse to Borrower, upon the occurrence of any of the following:

(1)          failure by Borrower to comply with the single-asset entity requirements of Section 4.02(d) of this Loan Agreement;

(2)          a Transfer (other than a conveyance of the Mortgaged Property at a Foreclosure Event pursuant to the Security Instrument and this Loan Agreement) that is not permitted under this Loan Agreement or any other Loan Document;

(3)          the occurrence of any Bankruptcy Event (other than an acknowledgement in writing as described in clause (b) of the definition of “Bankruptcy Event”); provided, however, in the event of an involuntary Bankruptcy Event, Borrower shall only be personally liable if such involuntary Bankruptcy Event occurs with the consent,

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encouragement or active participation of Borrower, Guarantor, Key Principal or any Borrower Affiliate;

(4)          fraud, written material misrepresentation or material omission by Borrower, Guarantor, Key Principal, or any officer, director, partner, manager, member, shareholder or trustee of Borrower, Guarantor, or Key Principal in connection with any application for or creation of the Indebtedness; or

(5)          fraud, written intentional material misrepresentation or intentional material omission by Borrower, Guarantor, Key Principal, or any officer, director, partner, manager, member, shareholder or trustee of Borrower, Guarantor, or Key Principal in connection with on-going financial or other reporting required by the Loan Documents, or any request for action or consent by Lender.

Section 3.03        Personal Liability for Indemnity Obligations.

Borrower shall be personally and fully liable to Lender for Borrower’s indemnity obligations under Section 13.01(e) of this Loan Agreement, the Environmental Indemnity Agreement and any other express indemnity obligations provided by Borrower under any Loan Document. Borrower’s liability for such indemnity obligations shall not be limited by the amount of the Indebtedness, the repayment of the Indebtedness, or otherwise, provided that Borrower’s liability for such indemnities shall not include any loss caused by the gross negligence or willful misconduct of Lender as determined by a court of competent jurisdiction pursuant to a final non-appealable court order.

Section 3.04        Lender’s Right to Forego Rights Against Mortgaged Property.

To the extent that Borrower has personal liability under this Loan Agreement or any other Loan Document, Lender may exercise its rights against Borrower personally to the fullest extent permitted by applicable law without regard to whether Lender has exercised any rights against the Mortgaged Property, the UCC Collateral or any other security, or pursued any rights against any Guarantor, or pursued any other rights available to Lender under this Loan Agreement, any other Loan Document or applicable law. For purposes of this Section 3.04 only, the term “Mortgaged Property” shall not include any funds that have been applied by Borrower as required or permitted by this Loan Agreement prior to the occurrence of an Event of Default, or that Borrower was unable to apply as required or permitted by this Loan Agreement because of a Bankruptcy Event. To the fullest extent permitted by applicable law, in any action to enforce Borrower’s personal liability under this Article 3, Borrower waives any right to set off the value of the Mortgaged Property against such personal liability.

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ARTICLE 4 - BORROWER STATUS

Section 4.01        Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 4.01 are made as of the Effective Date, and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)	Due Organization and Qualification.

Borrower is validly existing and qualified to transact business and is in good standing in the state in which it is formed or organized, the Property Jurisdiction and in each other jurisdiction that qualification or good standing is required according to applicable law to conduct its business with respect to the Mortgaged Property and where the failure to be so qualified or in good standing would adversely affect Borrower’s operation of the Mortgaged Property or the validity, enforceability or the ability of Borrower to perform its obligations under this Loan Agreement or any other Loan Document.

(b)	Location.

Borrower’s General Business Address is Borrower’s principal place of business and principal office.

(c)	Power and Authority.

Borrower has the requisite power and authority:

(1)        to own the Mortgaged Property and to carry on its business as now conducted and as contemplated to be conducted in connection with the performance of its obligations under this Loan Agreement and under the other Loan Documents to which it is a party; and

(2)        to execute and deliver this Loan Agreement and the other Loan Documents to which it is a party, and to carry out the transactions contemplated by this Loan Agreement and the other Loan Documents to which it is a party.

(d)	Due Authorization.

The execution, delivery and performance of this Loan Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action and proceedings by or on behalf of Borrower, and no further approvals or filings of any kind, including any approval of or filing with any Governmental Authority, are required by or on behalf of Borrower as a condition to the valid execution, delivery and performance by Borrower of this Loan Agreement or any of the other Loan Documents to which it is a party, except filings required to perfect and maintain the liens to be granted under the Loan Documents and routine filings to maintain good standing and its existence.

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(e)	Valid and Binding Obligations.

This Loan Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable Insolvency Laws or by the exercise of discretion by any court.

(f)	Effect of Mortgage Loan on Borrower’s Financial Condition.

Borrower is not presently Insolvent and the Mortgage Loan will not render Borrower Insolvent. Borrower has sufficient working capital, including proceeds from the Mortgage Loan, cash flow from the Mortgaged Property, or other sources, not only to adequately maintain the Mortgaged Property, but also to pay all of Borrower’s outstanding debts as they come due, including all Debt Service Amounts.

(g)	Economic Sanctions, Anti-Money Laundering and Anti-Corruption.

(1)        None of Borrower, any Guarantor, or any Key Principal, nor to Borrower’s knowledge, any Person having a Controlling Interest in any of them is in violation of:

(A)        any applicable anti-money laundering laws, including those contained in the Bank Secrecy Act; and

(B)        any applicable anti-drug trafficking, anti-terrorism, or anti-corruption laws, civil or criminal.

(2)        None of Borrower, any Guarantor, or any Key Principal, nor to Borrower’s knowledge, any Person having a Controlling Interest in any of them is a Person:

(A)        that is charged with, or has received actual notice that he, she or it is under investigation for, any violation of any such laws;

(B)        that has been convicted of any violation of, has been subject to civil penalties pursuant to, or had any of its property seized or forfeited under, any such laws; or

(C)        with whom any United States Person, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories, is prohibited from transacting business of the type contemplated by this Loan Agreement and the other Loan Documents under any other applicable law.

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(3)        None of Borrower, any Guarantor, or any Key Principal, nor to Borrower’s knowledge, any Person having a Controlling Interest in any of them is in violation of any obligation to maintain appropriate internal controls as required by the governing laws of the jurisdiction of such Person as are necessary to ensure compliance with the economic sanctions, anti-money laundering, and anti-corruption laws of the United States and the jurisdiction where the Person resides, is domiciled or has its principal place of business.

(4)        Borrower, Guarantor and Key Principal are in compliance with all applicable economic sanctions laws administered by OFAC, the United States Department of State, or the United States Department of Commerce.

(h)	Borrower Single Asset Status.

Borrower:

(1)        does not own any real property, personal property or assets other than the Mortgaged Property;

(2)        does not own, operate or participate in any business other than the management and operation of the Mortgaged Property;

(3)        has no material financial obligation under or secured by any indenture, mortgage, deed of trust, deed to secure debt, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Mortgaged Property is otherwise bound, other than:

(A)        unsecured obligations incurred in the ordinary course of the operation of the Mortgaged Property;

(B)        if the Security Instrument grants a lien on a leasehold estate, Borrower’s obligations as lessee under the ground lease creating such leasehold estate; and

(C)        obligations under the Loan Documents and obligations secured by the Mortgaged Property to the extent permitted by the Loan Documents;

(4)        has accurately maintained its financial statements, accounting records and other partnership, real estate investment trust, limited liability company or corporate documents, as the case may be, separate from those of any other Person (unless Borrower’s assets have been included in a consolidated financial statement of a Borrower Affiliate in accordance with generally accepted accounting principles);

(5)        has not commingled its assets or funds with those of any other Person unless such assets or funds can be segregated and identified in the ordinary course of business;

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(6)        has been adequately capitalized in light of its contemplated business operations;

(7)        has not assumed, guaranteed or become obligated for the liabilities of any other Person (except in connection with the Mortgage Loan or other mortgage loans that have been paid in full or collaterally assigned to Lender, including in connection with any Consolidation, Extension and Modification Agreement or similar instrument) or held out its credit as being available to satisfy the obligations of any other Person; and

(8)        has not entered into, and is not a party to, any transaction with any Borrower Affiliate, except in the ordinary course of business and on terms which are no more favorable to any such Borrower Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.

(i)	No Bankruptcies or Judgments.

None of Borrower, any Guarantor, or any Key Principal, nor to Borrower’s knowledge, any Person having a Controlling Interest in any of them is currently:

(1)        the subject of or a party to any completed or pending bankruptcy, reorganization, including any receivership or other insolvency proceeding;

(2)        preparing or intending to be the subject of a Bankruptcy Event; or

(3)        the subject of any judgment unsatisfied of record or docketed in any court; or

(4)        Insolvent.

(j)	No Litigation.

(1)        There are no claims, actions, suits or proceedings at law or in equity (including any insolvency, bankruptcy or receivership proceedings) by or before any Governmental Authority now pending or, to Borrower’s knowledge, threatened against or affecting Borrower or the Mortgaged Property not otherwise covered by insurance (except for claims, actions, suits or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be disclosed); and

(2)        there are no claims, actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to Borrower’s knowledge, threatened against or affecting any Guarantor or any Key Principal, which claims, actions, suits or proceedings, if adversely determined (individually or in the aggregate) would reasonably be expected to materially adversely affect the financial condition or business of Borrower, any Guarantor, or any Key Principal or the condition, operation or ownership of the Mortgaged Property (except for claims, actions, suits or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material).

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(k)	Payment of Taxes, Assessments and Other Charges.

Borrower confirms that:

(1)        it has filed all federal, state, county and municipal tax returns and reports required to have been filed by Borrower;

(2)        it has paid, before any fine, penalty, interest, lien, or costs may be added thereto, all taxes, governmental charges and assessments due and payable with respect to such returns and reports;

(3)        there is no controversy or objection pending, or to the knowledge of Borrower, threatened in respect of any tax returns of Borrower; and

(4)        it has made adequate reserves on its books and records for all taxes that have accrued but which are not yet due and payable.

(l)	Not a Foreign Person.

Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

(m)	ERISA.

Borrower represents and warrants that:

(1)        Borrower is not an Employee Benefit Plan;

(2)        none of the assets of Borrower constitute “plan assets” (within the meaning of Section 3(42) of ERISA and Department of Labor Regulation Section 2510.3-101) of an Employee Benefit Plan;

(3)        none of the assets of Borrower are subject to any state or local law governing the assets of an Employee Benefit Plan; and

(4)        there are no ERISA Plans.

(n)	Default Under Other Obligations.

(1)        The execution, delivery and performance of the obligations imposed on Borrower under this Loan Agreement and the Loan Documents to which it is a party will not cause Borrower to be in default under the provisions of any agreement, judgment or order to which Borrower is a party or by which such Borrower is bound.

(2)        None of Borrower, any Guarantor, or any Key Principal is in default under any obligation to Lender.

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(o)	Prohibited Person.

None of Borrower, any Guarantor, or any Key Principal, nor to Borrower’s knowledge, any Person having a Controlling Interest in any of them is a Prohibited Person.

Section 4.02        Covenants.

(a)	Maintenance of Existence; Organizational Documents.

Borrower shall maintain its existence, its entity status, franchises, rights and privileges under the laws of the state of its formation or organization (as applicable). Borrower shall continue to be duly qualified and in good standing to transact business in each jurisdiction that qualification or standing is required according to applicable law to conduct its business with respect to the Mortgaged Property and where the failure to do so would adversely affect Borrower’s operation of the Mortgaged Property or the validity, enforceability or the ability of Borrower to perform its obligations under this Loan Agreement or any other Loan Document. None of Borrower nor any partner, member, manager, officer or director of any Borrower shall make or allow any material change to the organizational documents or organizational structure of such Borrower, including changes relating to control of, or the ability to oversee management and day-to-day operations of, such Borrower, or file any action, complaint, petition, or other claim (1) to divide, partition or otherwise compel the sale of the Mortgaged Property, or (2) which would affect the control of, or the ability to oversee management and day-to-day operations of, such Borrower, without Lender’s prior written consent.

(b)	Anti-Money Laundering, Anti-Corruption and Economic Sanctions.

(1)        Borrower shall at all times remain, and shall cause any Guarantor, Key Principal, and any Person having a Controlling Interest in any of them to remain, in compliance with:

(A)        any applicable anti-money laundering laws, including those contained in the Bank Secrecy Act; and

(B)        any applicable anti-drug trafficking, anti-terrorism, or anti-corruption laws, civil or criminal.

(2)        At no time shall Borrower, any Guarantor, Key Principal, or any Person having a Controlling Interest in any of them, be a Person:

(A)        that is charged with, or has received actual notice that he, she or it is under investigation for, any violation of any such laws;

(B)        that has been convicted of any violation of, has been subject to civil penalties pursuant to, or had any of its property seized or forfeited under, any such laws; or

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(C)        with whom any United States Person, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories, is prohibited from transacting business of the type contemplated by this Loan Agreement and the other Loan Documents under any other applicable law.

(3)        At no time shall Borrower, any Guarantor, Key Principal, or any Person having a Controlling Interest in any of them, be a Person in violation of any obligation to maintain appropriate internal controls as required by the governing laws of the jurisdiction of such Person as are necessary to ensure compliance with the economic sanctions, anti-money laundering, and anti-corruption laws of the United States and the jurisdiction where the Person resides, is domiciled or has its principal place of business.

(4)        Borrower shall at all times remain, and shall cause Guarantor and Key Principal to remain, in compliance with any applicable economic sanctions laws administered by OFAC, the United States Department of State, or the United States Department of Commerce.

(c)	Payment of Taxes, Assessments and Other Charges.

Borrower shall file all federal, state, county and municipal tax returns and reports required to be filed by Borrower and shall pay, before any fine, penalty, interest or cost may be added thereto, all taxes payable with respect to such returns and reports.

(d)	Borrower Single Asset Status.

Until the Indebtedness is fully paid, Borrower:

(1)        shall not acquire any real property, personal property or assets other than the Mortgaged Property;

(2)        shall not own, operate or participate in any business other than the management and operation of the Mortgaged Property;

(3)        shall not commingle its assets or funds with those of any other Person unless such assets or funds can be segregated and identified in the ordinary course of business;

(4)        shall accurately maintain its financial statements, accounting records and other partnership, real estate investment trust, limited liability company or corporate documents, as the case may be, separate from those of any other Person (unless Borrower’s assets are included in a consolidated financial statement of a Borrower Affiliate in accordance with generally accepted accounting principles);

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(5)        shall not assume, guaranty or become obligated for, the liabilities of any other Person nor hold out its credit as being available to satisfy the obligations of any other Person;

(6)        shall not enter into, or become a party to, any transaction with any Borrower Affiliate, except in the ordinary course of business and on terms which are no more favorable to any such Borrower Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party; or

(7)        shall not become a party to or incur material financial obligations under or secured by any indenture, mortgage, deed of trust, deed to secure debt, loan agreement or other agreement or instrument, other than:

(A)        unsecured obligations incurred in the ordinary course of the operation of the Mortgaged Property;

(B)        if the Security Instrument grants a lien on a leasehold estate, Borrower’s obligations as lessee under the ground lease creating such leasehold estate; and

(C)        obligations under the Loan Documents and obligations secured by the Mortgaged Property to the extent permitted by the Loan Documents.

(e)	ERISA.

Borrower covenants that:

(1)        none of the assets of Borrower shall constitute “plan assets” (within the meaning of Section 3(42) of ERISA and Department of Labor Regulation Section 2510.3-101) of an Employee Benefit Plan;

(2)        none of the assets of Borrower shall be subject to any state or local law governing the assets of an Employee Benefit Plan; and

(3)        there shall not be any ERISA Plans.

(f)	Notice of Litigation or Insolvency.

Borrower shall give immediate written notice to Lender of any claims, actions, suits or proceedings at law or in equity (including any insolvency, bankruptcy or receivership proceeding) by or before any Governmental Authority pending or, to Borrower’s knowledge, threatened against or affecting Borrower, any Guarantor, any Key Principal, or the Mortgaged Property, which claims, actions, suits or proceedings, if adversely determined would reasonably be expected to materially adversely affect the financial condition or business of Borrower, any Guarantor, or any Key Principal or the condition, operation, or ownership of the Mortgaged Property (including any claims, actions, suits or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material).

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(g)	Payment of Costs, Fees, and Expenses.

In addition to the payments specified in this Loan Agreement, Borrower shall pay, on demand, all of Lender’s out-of-pocket fees, costs, charges or expenses (including the reasonable fees and expenses of attorneys, accountants, and other experts) incurred by Lender in connection with:

(1)        any amendment to, or consent, or waiver required under this Loan Agreement or any of the Loan Documents (whether or not any such amendments, consents, or waivers are entered into);

(2)        defending or participating in any litigation arising from actions by third parties and brought against or involving Lender with respect to:

(A)        the Mortgaged Property;

(B)        any event, act, condition, or circumstance in connection with the Mortgaged Property; or

(C)        the relationship between Lender, Borrower, Key Principal and Guarantor in connection with this Loan Agreement or any of the transactions contemplated by this Loan Agreement;

(3)        the administration or enforcement of, or preservation of rights or remedies under, this Loan Agreement or any other Loan Documents including or in connection with any litigation or appeals, any Foreclosure Event or other disposition of any collateral granted pursuant to the Loan Documents; and

(4)        any Bankruptcy Event or Guarantor Bankruptcy Event.

ARTICLE 5 - THE MORTGAGE LOAN

Section 5.01        Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 5.01 are made as of the Effective Date, and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)	Receipt and Review of Loan Documents.

Borrower has received and reviewed this Loan Agreement and all of the other Loan Documents.

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(b)	No Default.

No Event of Default exists under any of the Loan Documents and the execution, delivery and performance of the obligations imposed on Borrower under the Loan Documents will not cause Borrower to be in default under the provisions of any agreement, judgment or order to which Borrower is a party or by which Borrower is bound.

Section 5.02        Covenants.

(a)	Ratification of Covenants; Estoppels; Certifications.

Borrower shall:

(1)        promptly notify Lender in writing upon any violation of any covenant set forth in any Loan Document of which Borrower has notice or becomes aware; provided, however, any such written notice by Borrower shall not relieve Borrower of, or result in a waiver of, any obligation under this Loan Agreement or any other Loan Document; and

(2)        within ten (10) days after a request from Lender, provide a written statement, signed and acknowledged by Borrower, certifying to Lender or any person designated by Lender, as of the date of such statement:

(A)        that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications);

(B)        the unpaid principal balance of the Mortgage Loan;

(C)        the date to which interest on the Mortgage Loan has been paid;

(D)        that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Loan Agreement or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail);

(E)        whether or not there are then existing any setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents; and

(F)        any additional facts requested by Lender.

(b)	Further Assurances.

(1)	Other Documents As Lender May Require.

Within ten (10) days after request by Lender, Borrower shall, subject to Section 5.02(d) below, execute, acknowledge and deliver, at its cost and expense, all further acts,

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deeds, conveyances, assignments, financing statements, transfers and assurances as Lender may reasonably require from time to time in order to better assure, grant and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Loan Agreement and the other Loan Documents.

(2)	Corrective Actions.

Within ten (10) days after request by Lender, Borrower shall provide, or cause to be provided, to Lender, at Borrower’s cost and expense, such further documentation or information reasonably deemed necessary or appropriate by Lender in the exercise of its rights under the related commitment letter between Borrower and Lender or to correct patent mistakes in the Loan Documents, the Title Policy or the funding of the Mortgage Loan.

(c)	Sale of Mortgage Loan.

Borrower shall, subject to Section 5.02(d) below:

(1)        do anything necessary to comply with the reasonable requirements of Lender or any Investor of the Mortgage Loan or provide, or cause to be provided, to Lender or any Investor of the Mortgage Loan within ten (10) days of the request, at Borrower’s cost and expense, such further documentation or information as Lender or Investor may reasonably require, in order to enable:

(A)        Lender to sell the Mortgage Loan to such Investor;

(B)        Lender to obtain a refund of any commitment fee from any such Investor; or

(C)        any such Investor to further sell or securitize the Mortgage Loan;

(2)        ratify and affirm in writing the representations and warranties set forth in any Loan Document as of such date specified by Lender modified as necessary to reflect changes that have occurred subsequent to the Effective Date;

(3)        confirm that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Loan Agreement or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail); and

(4)        execute and deliver to Lender and/or any Investor such other documentation, including any amendments, corrections, deletions or additions to this Loan Agreement or other Loan Document(s) as is reasonably required by Lender or such Investor.

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(d)	Limitations on Further Acts of Borrower.

Nothing in Section 5.02(b) and Section 5.02(c) shall require Borrower to do any further act that has the effect of:

(1)        changing the economic terms of the Mortgage Loan set forth in the related commitment letter between Borrower and Lender;

(2)        imposing on Borrower or Guarantor greater personal liability under the Loan Documents than that set forth in the related commitment letter between Borrower and Lender; or

(3)        materially changing the rights and obligations of Borrower or Guarantor under the commitment letter.

(e)	Financing Statements; Record Searches.

(1)        Borrower shall pay all filing costs and all costs and expenses associated with any filing or recording of:

(A)        any financing statements, including all continuation statements, termination statements and amendments or any other filings related to security interests in or liens on collateral; and

(B)        any record searches for financing statements that Lender may require.

(2)        Borrower hereby authorizes Lender to file any financing statements, continuation statements, termination statements and amendments as Lender may require in order to protect and preserve Lender’s lien priority and security interest in the Mortgaged Property (and to the extent Lender has filed any such financing statements, continuation statements or amendments prior to the Effective Date, such filings by Lender are hereby authorized and ratified by Borrower).

ARTICLE 6 - PROPERTY USE, PRESERVATION AND MAINTENANCE

Section 6.01        Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 6.01 are made as of the Effective Date, and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)	Compliance with Law; Permits and Licenses.

(1)        To Borrower’s knowledge, all improvements to the Land and the use of the Mortgaged Property comply with all applicable laws, ordinances, statutes, rules and

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regulations, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing and environmental protection.

(2)        To Borrower’s knowledge, there is no evidence of any illegal activities on the Mortgaged Property.

(3)        To Borrower’s knowledge, no permits or approvals from any Governmental Authority, other than those previously obtained and furnished to Lender, are necessary for the commencement and completion of the Repairs or Replacements, as applicable, other than those permits or approvals which will be timely obtained in the course of business.

(4)        All required permits, licenses and certificates to comply with all zoning and land use statutes, laws, ordinances, rules and regulations, and all applicable health, fire, safety and building codes, and for the lawful use and operation of the Mortgaged Property, including certificates of occupancy, apartment licenses or the equivalent, have been obtained and are in full force and effect.

(5)        No portion of the Mortgaged Property has been purchased with the proceeds of any illegal activity.

(b)	Property Characteristics.

(1)        The Mortgaged Property contains not less than:

(A)        the Property Square Footage;

(B)        the Total Parking Spaces; and

(C)        the Total Residential Units.

(2)        No part of the Land is included or assessed under or as part of another tax lot or parcel, and no part of any other property is included or assessed under or as part of the tax lot or parcels for the Land.

(c)	Property Ownership.

Borrower is sole owner of the Mortgaged Property.

Section 6.02        Covenants

(a)	Use of Property.

From and after the Effective Date, Borrower shall not, unless required by applicable law or Governmental Authority:

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(1)        allow changes in the use of all or any part of the Mortgaged Property;

(2)        convert any individual dwelling units or common areas to commercial use;

(3)        initiate or acquiesce in a change in the zoning classification of the Land;

(4)        establish any condominium or cooperative regime with respect to the Mortgaged Property;

(5)        subdivide the Land; or

(6)        suffer, permit or initiate the joint assessment of any Mortgaged Property with any other real property constituting a tax lot separate from such Mortgaged Property which could cause the part of the Land to be included or assessed under or as part of another tax lot or parcel, or any part of any other property to be included or assessed under or as part of the tax lot or parcels for the Land.

(b)	Property Maintenance.

Borrower shall:

(1)        pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including insurance premiums, utilities, Repairs and Replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added;

(2)        keep the Mortgaged Property in good repair and marketable condition (ordinary wear and tear excepted) (including the replacement of Personalty and Fixtures with items of equal or better function and quality) and subject to Section 9.03(b) and Section 10.03(d) restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition or condition immediately prior to the damage (if improved after the Effective Date), whether or not insurance proceeds are or any condemnation award is available to cover any costs of such restoration or repair;

(3)        commence all Required Repairs, Additional Lender Repairs and Additional Lender Replacements as follows:

(A)        with respect to any Required Repairs, promptly following the Effective Date (subject to Force Majeure, if applicable), in accordance with the timelines set forth on the Required Repair Schedule, or if no timelines are provided, as soon as practical following the Effective Date;

(B)        with respect to Additional Lender Repairs, in the event that Lender determines that Additional Lender Repairs are necessary from time to time or pursuant to Section 6.03(c), promptly following Lender’s written notice of such Additional Lender Repairs (subject to Force Majeure, if applicable), commence

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any such Additional Lender Repairs in accordance with Lender’s timelines, or if no timelines are provided, as soon as practical;

(C)        with respect to Additional Lender Replacements, in the event that Lender determines that Additional Lender Replacements are necessary from time to time or pursuant to Section 6.03(c), promptly following Lender’s written notice of such Additional Lender Replacements (subject to Force Majeure, if applicable), commence any such Additional Lender Replacements in accordance with Lender’s timelines, or if no timelines are provided, as soon as practical;

(4)        make, construct, install, diligently perform and complete all Replacements and Repairs:

(A)        in a good and workmanlike manner as soon as practicable following the commencement thereof, free and clear of any Liens, including mechanics’ or materialmen’s liens and encumbrances (except for Permitted Encumbrances);

(B)        in accordance with all applicable laws, ordinances, rules and regulations of any Governmental Authority including applicable building codes, special use permits and environmental regulations;

(C)        in accordance with all applicable insurance requirements; and

(D)        within all timeframes required by Lender, and Borrower acknowledges that it shall be an Event of Default if Borrower abandons or ceases work on any Repair at any time prior to the completion of the Repairs for a period of longer than twenty (20) days (except when Force Majeure exists and Borrower is diligently pursuing the reinstitution of such work, provided however any such abandonment or cessation shall not in any event allow the Repair to be completed after the Completion Period, subject to Force Majeure); and

(5)        subject to the terms of Section 6.03(a) provide for professional management of the Mortgaged Property by a residential rental property manager satisfactory to Lender under a contract approved by Lender in writing;

(6)        give written notice to Lender of, and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security for the Mortgage Loan or Lender’s rights under this Loan Agreement; and

(7)        upon Lender’s request, submit to Lender any contracts or work orders described in Section 13.02(b).

(c)	Property Preservation.

Borrower shall:

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(1)        not commit waste or abandon or (ordinary wear and tear excepted) permit impairment or deterioration of the Mortgaged Property;

(2)        except as otherwise permitted herein in connection with Repairs and Replacements, not remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property (or permit any tenant or any other person to do the same) except in connection with the replacement of tangible Personalty or Fixtures (provided such Personalty and Fixtures are replaced with items of equal or better function and quality);

(3)        not engage in or knowingly permit, and shall take appropriate measures to prevent and abate or cease and desist, any illegal activities at the Mortgaged Property that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Land or otherwise materially impair the lien created by the Security Instrument or Lender’s interest in the Mortgaged Property;

(4)        not permit any condition to exist on the Mortgaged Property that would invalidate any part of any insurance coverage required by this Loan Agreement; or

(5)        not subject the Mortgaged Property to any voluntary, elective or non-compulsory tax lien or assessment (or opt in to any voluntary, elective or non-compulsory special tax district or similar regime).

(d)	Property Inspections.

Borrower shall:

(1)        permit Lender, its agents, representatives and designees to enter upon and inspect the Mortgaged Property (including in connection with any Replacement or Repair, or to conduct any Environmental Inspection pursuant to the Environmental Indemnity Agreement), and shall cooperate and provide access to all areas of the Mortgaged Property (subject to the rights of tenants under the Leases):

(A)        during normal business hours;

(B)        at such other reasonable time upon reasonable notice of not less than one (1) Business Day;

(C)        at any time when exigent circumstances exist; or

(D)        at any time after an Event of Default has occurred and is continuing; and

(2)        pay for reasonable costs or expenses incurred by Lender or its agents in connection with any such inspections.

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(e)	Compliance with Laws.

Borrower shall:

(1)        comply with all laws, ordinances, statutes, rules and regulations of any Governmental Authority and all recorded lawful covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, statutes, rules and regulations and covenants pertaining to construction of improvements on the Land, fair housing and requirements for equal opportunity, anti-discrimination, environmental protection and Leases;

(2)        maintain all required permits, licenses and certificates necessary to comply with all zoning and land use statutes, laws, ordinances, rules and regulations, and all applicable health, fire, safety and building codes and for the lawful use and operation of the Mortgaged Property, including certificates of occupancy, apartment licenses or the equivalent;

(3)        comply with all applicable laws that pertain to the maintenance and disposition of tenant security deposits;

(4)        at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 6.02(e); and

(5)        promptly after receipt or notification thereof, provide Lender copies of any building code or zoning violation from any Governmental Authority with respect to the Mortgaged Property.

Section 6.03        Mortgage Loan Administration Matters Regarding the Property.

(a)	Property Management.

From and after the Effective Date, each property manager and each property management agreement must be approved by Lender. If, in connection with the making of the Mortgage Loan, or at any later date, Lender waives in writing the requirement that Borrower enter into a written contract for management of the Mortgaged Property, and Borrower later elects to enter into a written contract or change the management of the Mortgaged Property, such new property manager or the property management agreement must be approved by Lender. As a condition to any approval by Lender, Lender may require that Borrower and such new property manager enter into a collateral assignment of the property management agreement on a form approved by Lender.

(b)	Subordination of Fees to Affiliated Property Managers.

Any property manager that is a Borrower Affiliate to whom fees are payable for the management of the Mortgaged Property must enter into an assignment of management agreement or other agreement with Lender, in a form approved by Lender, providing for subordination of those fees and such other provisions as Lender may require.

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(c)	Physical Needs Assessment.

If, in connection with any inspection of the Mortgaged Property, Lender determines that the condition of the Mortgaged Property has deteriorated (ordinary wear and tear excepted) since the Effective Date, Lender may obtain, at Borrower’s expense, a physical needs assessment of the Mortgaged Property. Lender’s right to obtain a physical needs assessment pursuant to this Section 6.03(c) shall be in addition to any other rights available to Lender under this Loan Agreement in connection with any such deterioration. Any such inspection or physical needs assessment may result in Lender requiring Additional Lender Repairs or Additional Lender Replacements as further described in Section 13.02(a)(9)(B).

ARTICLE 7 - LEASES AND RENTS

Section 7.01        Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 7.01 are made as of the Effective Date, and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)	Prior Assignment of Rents.

Borrower has not executed any:

(1)        prior assignment of Rents (other than an assignment of Rents securing prior indebtedness that has been paid off and discharged or will be paid off and discharged with the proceeds of the Mortgage Loan); or

(2)        instrument which would prevent Lender from exercising its rights under this Loan Agreement or the Security Instrument.

(b)	Prepaid Rents.

Borrower has not accepted, and does not expect to receive prepayment of, any Rents for more than two (2) months prior to the due dates of such Rents.

Section 7.02        Covenants.

(a)	Leases.

Borrower shall:

(1)        comply with and observe Borrower’s obligations under all Leases, including Borrower’s obligations pertaining to the maintenance and disposition of tenant security deposits;

(2)        surrender possession of the Mortgaged Property, including all Leases and all security deposits and prepaid Rents, immediately upon appointment of a receiver or

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Lender’s entry upon and taking of possession and control of the Mortgaged Property, as applicable; and

(3)        promptly provide Lender a copy of any non-Residential Lease at the time such Lease is executed (subject to Lender’s consent rights for Material Commercial Leases in Section 7.02(b)), and, upon Lender’s request, promptly provide Lender a copy of any Residential Lease then in effect as requested by Lender.

(b)	Commercial Leases.

(1)        With respect to Material Commercial Leases, Borrower shall not:

(A)        enter into any Material Commercial Lease except with the prior written consent of Lender; or

(B)        modify the terms of, extend or terminate any Material Commercial Lease (including any Material Commercial Lease in existence on the Effective Date) without the prior written consent of Lender.

(2)        With respect to any non-Material Commercial Lease, Borrower shall not:

(A)        enter into any non-Material Commercial Lease that materially alters the use and type of operation of the premises subject to the Lease in effect as of the Effective Date, reduces the number or size of residential units at the Mortgaged Property or causes such non-Material Commercial Lease to be deemed a Material Commercial Lease; or

(B)        modify the terms of any non-Material Commercial Lease (including any non-Material Commercial Lease in existence on the Effective Date) in any way that materially alters the use and type of operation of the premises subject to such non-Material Commercial Lease in effect as of the Effective Date, reduces the number or size of residential units at the Mortgaged Property or causes such non-Material Commercial Lease to be deemed a Material Commercial Lease.

(3)        With respect to any Material Commercial Lease or non-Material Commercial Lease, Borrower shall cause the applicable tenant to provide within ten (10) days of the request, a certificate of estoppel, or if not provided by tenant within such ten (10) day period, Borrower shall provide such certificate of estoppel, certifying:

(A)        that such Material Commercial Lease or non-Material Commercial Lease is unmodified and in full force and effect (or if there have been modifications, that such Material Commercial Lease or non-Material Commercial Lease is in full force and effect as modified and stating the modifications);

(B)        the term of the Lease including any extensions thereto;

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(C)        the dates to which the Rent and any other charges hereunder have been paid by tenant;

(D)        the amount of any security deposit delivered to Borrower as landlord;

(E)        whether or not Borrower is in default (or whether any event or condition exists which, with the passage of time, would constitute an event of default) under such Lease;

(F)        the address to which notices to tenant should be sent; and

(G)        any other information as may be reasonably required by Lender.

(c)	Payment of Rents.

Borrower shall:

(1)        pay to Lender upon demand all Rents after an Event of Default has occurred and is continuing;

(2)        cooperate with Lender’s efforts in connection with the assignment of Rents set forth in the Security Instrument; and

(3)        not accept Rent under any Lease (whether residential or non-residential) for more than two (2) months in advance.

(d)	Assignment of Rents.

Borrower shall not:

(1)        perform any acts and shall not execute any instrument that would prevent Lender from exercising its rights under the assignment of Rents granted in the Security Instrument or in any other Loan Document; or

(2)        interfere with Lender’s collection of such Rents.

(e)	Further Assignments of Leases and Rents.

Borrower shall execute and deliver any further assignments of Leases and Rents as Lender may reasonably require.

(f)	Options to Purchase by Tenants.

No Lease (whether a Residential Lease or a non-Residential Lease) shall contain an option to purchase, right of first refusal or right of first offer, except as required by applicable law.

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Section 7.03        Mortgage Loan Administration Regarding Leases and Rents.

(a)	Material Commercial Lease Requirements.

Each Material Commercial Lease, including any renewal or extension of any Material Commercial Lease in existence as of the Effective Date, shall provide, directly or pursuant to a subordination, non-disturbance and attornment agreement approved by Lender, that:

(1)        the tenant shall, upon written notice from Lender after the occurrence of an Event of Default, pay all Rents payable under such Lease to Lender;

(2)        such Lease is subordinate to the lien of the Security Instrument;

(3)        the tenant shall attorn to Lender and any purchaser at a Foreclosure Event (such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a Foreclosure Event or by Lender in any manner);

(4)        the tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a Foreclosure Event may from time to time request; and

(5)        such Lease shall not terminate as a result of a Foreclosure Event unless Lender or any other purchaser at such Foreclosure Event, but subject to the terms of the subordination, non-disturbance and attornment agreement, affirmatively elects to terminate such Lease.

(b)	Residential Lease Requirements.

All Residential Leases entered into from and after the Effective Date shall be on forms approved by Lender. All Residential Leases shall be for initial lease terms of not less than six (6) months and not more than twenty-four (24) months (however, if customary in the applicable market for properties comparable to the Mortgaged Property, Residential Leases with terms of less than six (6) months (but in no case less than one (1) month) may be permitted with Lender’s prior written consent).

Notwithstanding the foregoing, Borrower may enter into Residential Leases with terms less than six (6) months without Lender’s prior written consent, provided that (i) no more than five percent (5%) of the Residential Leases shall have terms of less than six (6) months, and (ii) all such Residential Leases must have a term of at least one (1) month.

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ARTICLE 8 - BOOKS AND RECORDS; FINANCIAL REPORTING

Section 8.01        Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 8.01 are made as of the Effective Date, and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)	Financial Information.

All financial statements and data, including statements of cash flow and income and operating expenses, that have been delivered to Lender in respect of the Mortgaged Property:

(1)        are true, complete and correct in all material respects; and

(2)        accurately represent the financial condition of the Mortgaged Property as of such date.

(b)	No Change in Facts or Circumstances.

All information in the Loan Application and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application are complete and accurate in all material respects. There has been no material adverse change in any fact or circumstance that would make any such information incomplete or inaccurate.

Section 8.02        Covenants.

(a)	Obligation to Maintain Accurate Books and Records.

Borrower shall keep and maintain at all times at the Mortgaged Property or the property management agent’s offices or Borrower’s General Business Address and, upon Lender’s request, shall make available at the Land:

(1)        complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property; and

(2)        copies of all written contracts, Leases and other instruments that affect Borrower or the Mortgaged Property.

(b)	Items to Furnish to Lender.

Borrower shall furnish to Lender the following, certified as true, complete and accurate, in all material respects, by an individual having authority to bind Borrower (or Guarantor, as applicable), in such form and with such detail as Lender reasonably requires:

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(1)        within forty-five (45) days after the end of each first, second and third calendar quarter, a statement of income and expenses for Borrower on a year-to-date basis as of the end of each calendar quarter;

(2)        within one hundred twenty (120) days after the end of each calendar year:

(A)        for any Borrower and any Guarantor that is an entity, a statement of income and expenses and a statement of cash flows for such calendar year;

(B)        for any Borrower and any Guarantor that is an individual, or a trust established for estate-planning purposes, a personal financial statement for such calendar year;

(C)        when requested by Lender, balance sheet(s) showing all assets and liabilities of Borrower and Guarantor and a statement of all contingent liabilities as of the end of such calendar year;

(D)        a written certification ratifying and affirming that:

(i)        Borrower has taken no action in violation of Section 4.02(d) regarding its single asset status;

(ii)       Borrower has received no notice of any building code violation, or if Borrower has received such notice, evidence of remediation;

(iii)      Borrower has made no application for rezoning nor received any notice that the Mortgaged Property has been or is being rezoned; and

(iv)       Borrower has taken no action and has no knowledge of any action that would violate the provisions of Section 11.02(b)(1)(F) regarding liens encumbering the Mortgaged Property;

(E)        an accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts; and

(F)        written confirmation of:

(i)        any changes occurring since the Effective Date (or that no such changes have occurred since the Effective Date) in (1) the direct owners of Borrower, (2) the indirect owners (and any non-member managers) of Borrower that hold a Controlling Interest in Borrower

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(excluding any Publicly Held Companies or Publicly Held Trusts), or (3) the indirect owners of Borrower that hold twenty-five percent (25%) or more of the ownership interests in Borrower (excluding any Publicly Held Companies or Publicly Held Trusts), and their respective interests;

(ii)       the names of all officers and directors of (1) any Borrower which is a corporation, (2) any corporation which is a general partner of any Borrower which is a partnership, or (3) any corporation which is the managing member or non-member manager of any Borrower which is a limited liability company; and

(iii)     the names of all managers who are not members of (1) any Borrower which is a limited liability company, (2) any limited liability company which is a general partner of any Borrower which is a partnership, or (3) any limited liability company which is the managing member or non-member manager of any Borrower which is a limited liability company;

(3)        within forty-five (45) days after the end of each first, second and third calendar quarter and within one hundred twenty (120) days after the end of each calendar year, and at any other time upon Lender’s request, a rent schedule for the Mortgaged Property showing the name of each tenant and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid and any related information requested by Lender; and

(4)        upon Lender’s request (but, absent an Event of Default, no more frequently than once in any six (6) month period):

(A)        any item described in Section 8.02(b)(1) or Section 8.02(b)(2) for Borrower, certified as true, complete and accurate by an individual having authority to bind Borrower;

(B)        a property management or leasing report for the Mortgaged Property, showing the number of rental applications received from tenants or prospective tenants and deposits received from tenants or prospective tenants, and any other information requested by Lender;

(C)        a statement of income and expenses for Borrower’s operation of the Mortgaged Property on a year-to-date basis as of the end of each month for such period as requested by Lender, which statement shall be delivered within thirty (30) days after the end of such month requested by Lender;

(D)        a statement of real estate owned by Borrower and Guarantor for such period as requested by Lender, which statement(s) shall be delivered within thirty (30) days after the end of such month requested by Lender; and

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(E)        a statement that identifies:

(i)        the direct owners of Borrower and their respective interests;

(ii)       the indirect owners (and any non-member managers) of Borrower that hold a Controlling Interest in Borrower (excluding any Publicly Held Companies or Publically Held Trusts) and their respective interests; and

(iii)      the indirect owners of Borrower that hold twenty-five percent (25%) or more of the ownership interests in Borrower (excluding any Publicly Held Companies or Publically Held Trusts) and their respective interests.

(c)	Delivery of Books and Records.

If an Event of Default has occurred and is continuing, Borrower shall deliver to Lender, upon written demand, all books and records relating to the Mortgaged Property or its operation.

Section 8.03        Mortgage Loan Administration Matters Regarding Books and Records and Financial Reporting.

(a)	Right to Audit Books and Records.

Lender may require that Borrower’s or Guarantor’s books and records be audited, at Borrower’s expense, by an independent certified public accountant selected by Lender in order to produce or audit any statements, schedules and reports of Borrower, Guarantor or the Mortgaged Property required by Section 8.02, if:

(1)        Borrower fails to provide in a timely manner the statements, schedules and reports required by Section 8.02 and, thereafter, Borrower or Guarantor fails to provide such statements, schedules and reports within the cure period provided in Section 14.01(c); or

(2)        the statements, schedules and reports submitted to Lender pursuant to Section 8.02 are not full, complete and accurate in all material respects as determined by Lender and, thereafter, Borrower or Guarantor fails to provide such statements, schedules and reports within the cure period provided in Section 14.01(c); or

(3)        an Event of Default has occurred and is continuing.

Notwithstanding the foregoing, the ability of Lender to require the delivery of audited financial statements shall be limited to not more than once per Borrower’s fiscal year so long as no Event of Default has occurred during such fiscal year (or any event which, with the giving of written notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing). Borrower shall cooperate with Lender in order to satisfy the provisions of

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this Section 8.03(a). All related costs and expenses of Lender shall become immediately due and payable within ten (10) Business Days after demand therefor.

(b)	Credit Reports; Credit Score.

No more often than once in any twelve (12) month period, Lender is authorized to obtain a credit report (if applicable) on Borrower or any Guarantor or any Key Principal, the cost of which report shall be paid by Borrower, Guarantor, and Key Principal. Lender is authorized to obtain a Credit Score (if applicable) for Borrower, any Guarantor or any Key Principal at any time at Lender’s expense.

ARTICLE 9 - INSURANCE

Section 9.01        Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 9.01 are made as of the Effective Date, and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)	Compliance with Insurance Requirements.

Borrower is in compliance with Lender’s insurance requirements (or has obtained a written waiver from Lender for any non-compliant coverage) and has timely paid all premiums on all required insurance policies.

(b)	Property Condition.

(1)        The Mortgaged Property has not been damaged by fire, water, wind or other cause of loss; or

(2)        if previously damaged, any previous damage to the Mortgaged Property has been repaired and the Mortgaged Property has been fully restored.

Section 9.02        Covenants.

(a)	Insurance Requirements.

(1)        As required by Lender and applicable law, and as may be modified from time to time, Borrower shall:

(A)        keep the Improvements insured at all times against any hazards, which insurance shall include coverage against loss by fire and all other perils insured by the “special causes of loss” coverage form, general boiler and machinery coverage, business income coverage and flood (if any of the Improvements are located in an area identified by the Federal Emergency Management Agency (or any successor) as an area having special flood hazards and to the extent flood insurance is available in that area), and may include

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sinkhole insurance, mine subsidence insurance, earthquake insurance, terrorism insurance, windstorm insurance and, if the Mortgaged Property does not conform to applicable building, zoning or land use laws, ordinance and law coverage;

(B)        maintain at all times commercial general liability insurance, workmen’s compensation insurance and such other liability, errors and omissions and fidelity insurance coverage; and

(C)        maintain builder’s risk and public liability insurance, and other insurance in connection with completing the Repairs or Replacements, as applicable.

(b)	Delivery of Policies, Renewals, Notices and Proceeds.

Borrower shall:

(1)        cause all insurance policies (including any policies not otherwise required by Lender) which can be endorsed with standard non-contributing, non-reporting mortgagee clauses making loss payable to Lender (or Lender’s assigns) to be so endorsed;

(2)        promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies and all receipts for paid premiums;

(3)        deliver evidence, in form and content acceptable to Lender, that each required insurance policy has been renewed not less than fifteen (15) days prior to the applicable expiration date, and (if such evidence is other than an original or duplicate original of a renewal policy) deliver the original or duplicate original of each renewal policy (or such other evidence of insurance as may be required by or acceptable to Lender) in form and content acceptable to Lender within ninety (90) days after the applicable expiration date of the original insurance policy;

(4)        provide immediate written notice to the insurance company and to Lender of any event of loss;

(5)        execute such further evidence of assignment of any insurance proceeds as Lender may require; and

(6)        provide immediate written notice to Lender of Borrower’s receipt of any insurance proceeds under any insurance policy required by Section 9.02(a)(1)(A) above and, if requested by Lender, deliver to Lender all of such proceeds received by Borrower to be applied by Lender in accordance with this Article 9.

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Section 9.03        Mortgage Loan Administration Matters Regarding Insurance

(a)	Lender’s Ongoing Insurance Requirements.

Borrower acknowledges that Lender’s insurance requirements may change from time to time. All insurance policies and renewals of insurance policies required by this Loan Agreement shall be:

(1)        in the form and with the terms required by Lender;

(2)        in such amounts, with such maximum deductibles and for such periods required by Lender; and

(3)        issued by insurance companies satisfactory to Lender.

BORROWER ACKNOWLEDGES THAT ANY FAILURE TO COMPLY WITH INSURANCE PROVISIONS SHALL PERMIT LENDER TO PURCHASE SUCH INSURANCE AT BORROWER’S COST. SUCH INSURANCE MAY, BUT NEED NOT, PROTECT BORROWER’S INTERESTS. THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT BORROWER MAKES OR ANY CLAIM THAT IS MADE AGAINST BORROWER IN CONNECTION WITH THE MORTGAGED PROPERTY. IF LENDER PURCHASES INSURANCE FOR THE MORTGAGED PROPERTY, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AT THE DEFAULT RATE AND ANY OTHER CHARGES LENDER MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR THE EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE SHALL BE ADDED TO BORROWER’S TOTAL OUTSTANDING BALANCE OR OBLIGATION AND SHALL CONSTITUTE ADDITIONAL INDEBTEDNESS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWER MAY BE ABLE TO OBTAIN ON ITS OWN. BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT ONLY AFTER PROVIDING EVIDENCE THAT BORROWER HAS OBTAINED INSURANCE AS REQUIRED BY THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(b)	Application of Proceeds on Event of Loss.

(1)        Upon an event of loss, Lender may, at Lender’s option:

(A)        hold such proceeds to be applied to reimburse Borrower for the cost of Restoration (in accordance with Lender’s then-current policies relating to the restoration of casualty damage on similar multifamily residential properties); or

(B)        apply such proceeds to the payment of the Indebtedness, whether or not then due; provided, however, Lender shall not apply insurance proceeds to

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the payment of the Indebtedness and shall permit Restoration pursuant to Section 9.03(b)(1) if all of the following conditions are met:

(i)         no Event of Default has occurred and is continuing (or any event which, with the giving of written notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing);

(ii)         Lender determines that the combination of insurance proceeds and amounts provided by Borrower will be sufficient funds to complete the Restoration;

(iii)        Lender determines that the net operating income generated by the Mortgaged Property after completion of the Restoration will be sufficient to support a debt service coverage ratio not less than the debt service coverage ratio immediately prior to the event of loss, but in no event less than 1.0x (the debt service coverage ratio shall be calculated on a thirty (30) year amortizing basis (if applicable, on a proforma basis approved by Lender) in all events and shall include all operating costs and other expenses, Imposition Deposits, deposits to Collateral Accounts and Mortgage Loan repayment obligations);

(iv)        Lender determines that the Restoration will be completed before the earlier of (1) one (1) year before the stated Maturity Date or (2) one (1) year after the date of the loss or casualty; and

(v)         Borrower provides Lender, upon request, evidence of the availability during and after the Restoration of the insurance required to be maintained by Borrower pursuant to this Loan Agreement.

After the completion of Restoration in accordance with the above requirements, as determined by Lender, the balance, if any, of such proceeds shall be returned to Borrower.

(2)        Notwithstanding the foregoing, if any loss is estimated to be in an amount equal to or less than $50,000, Lender shall not exercise its rights and remedies as power-of-attorney herein and shall allow Borrower to make proof of loss, to adjust and compromise any claims under policies of property damage insurance, to appear in and prosecute any action arising from such policies of property damage insurance, and to collect and receive the proceeds of property damage insurance; provided that each of the following conditions shall be satisfied:

(A)        Borrower shall immediately notify Lender of the casualty giving rise to the claim;

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(B)        no Event of Default has occurred and is continuing (or any event which, with the giving of written notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing);

(C)        the Restoration will be completed before the earlier of (i) one (1) year before the stated Maturity Date or (ii) one (1) year after the date of the loss or casualty;

(D)        Lender determines that the combination of insurance proceeds and amounts provided by Borrower will be sufficient funds to complete the Restoration;

(E)        all proceeds of property damage insurance shall be issued in the form of joint checks to Borrower and Lender;

(F)        all proceeds of property damage insurance shall be applied to the Restoration;

(G)        Borrower shall deliver to Lender evidence satisfactory to Lender of completion of the Restoration and obtainment of all lien releases;

(H)        Borrower shall have complied to Lender’s satisfaction with the foregoing requirements on any prior claims subject to this provision, if any; and

(I)         Lender shall have the right to inspect the Mortgaged Property.

(3)        If Lender elects to apply insurance proceeds to the Indebtedness in accordance with the terms of this Loan Agreement, Borrower shall not be obligated to restore or repair the Mortgaged Property. Rather, Borrower shall restrict access to the damaged portion of the Mortgaged Property and, at its expense and regardless of whether such costs are covered by insurance, clean up any debris resulting from the casualty event, and, if required or otherwise permitted by Lender, demolish or raze any remaining part of the damaged Mortgaged Property to the extent necessary to keep and maintain the Mortgaged Property in a safe, habitable and marketable condition. Nothing in this Section 9.03(b) shall affect any of Lender’s remedial rights against Borrower in connection with a breach by Borrower of any of its obligations under this Loan Agreement or under any Loan Document, including any failure to timely pay Monthly Debt Service Payments or maintain the insurance coverage(s) required by this Loan Agreement.

(c)	Payment Obligations Unaffected.

The application of any insurance proceeds to the Indebtedness shall not extend or postpone the Maturity Date or the due date or the full payment of any Monthly Debt Service Payment, Monthly Replacement Reserve Deposit, any other installments referred to in this Loan Agreement or in any other Loan Document. Notwithstanding the foregoing, if Lender applies

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insurance proceeds to the Indebtedness in connection with a casualty of less than the entire Mortgaged Property, and after such application of proceeds the debt service coverage ratio (as determined by Lender) is less than 1.25x based on the then-applicable Monthly Debt Service Payment and the anticipated on-going net operating income of the Mortgaged Property after such casualty event, then Lender may, at its discretion, permit an adjustment to the Monthly Debt Service Payments that become due and owing thereafter, based on Lender’s then-current underwriting requirements. In no event shall the preceding sentence obligate Lender to make any adjustment to the Monthly Debt Service Payments.

(d)	Foreclosure Sale.

If the Mortgaged Property is transferred pursuant to a Foreclosure Event or Lender otherwise acquires title to the Mortgaged Property, Borrower acknowledges that Lender shall automatically succeed to all rights of Borrower in and to any insurance policies and unearned insurance premiums applicable to the Mortgaged Property and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such Foreclosure Event or such acquisition.

(e)	Appointment of Lender as Attorney-In-Fact.

Borrower hereby authorizes and appoints Lender as attorney-in-fact pursuant to Section 14.03(c).

ARTICLE 10 - CONDEMNATION

Section 10.01        Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 10.01 are made as of the Effective Date, and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)	Prior Condemnation Action.

No part of the Mortgaged Property has been taken in connection with a Condemnation Action.

(b)	Pending Condemnation Actions.

No Condemnation Action is pending nor, to Borrower’s knowledge, is threatened for the partial or total condemnation or taking of the Mortgaged Property.

Section 10.02        Covenants.

(a)	Notice of Condemnation.

Borrower shall:

(1)        promptly notify Lender of any Condemnation Action;

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(2)        appear in and prosecute or defend, at its own cost and expense, any action or proceeding relating to any Condemnation Action, including any defense of Lender’s interest in the Mortgaged Property tendered to Borrower by Lender, unless otherwise directed by Lender in writing; and

(3)        execute such further evidence of assignment of any condemnation award in connection with a Condemnation Action as Lender may require.

(b)	Condemnation Proceeds.

Borrower shall pay to Lender all awards or proceeds of a Condemnation Action promptly upon receipt.

Section 10.03        Mortgage Loan Administration Matters Regarding Condemnation.

(a)	Application of Condemnation Awards.

Lender may apply any awards or proceeds of a Condemnation Action, after the deduction of Lender’s expenses incurred in the collection of such amounts, to:

(1)        the restoration or repair of the Mortgaged Property, if applicable;

(2)        the payment of the Indebtedness, with the balance, if any, paid to Borrower; or

(3)        Borrower.

(b)	Payment Obligations Unaffected.

The application of any awards or proceeds of a Condemnation Action to the Indebtedness shall not extend or postpone the due date or the full payment of any Monthly Debt Service Payment, Monthly Replacement Reserve Deposit, any other installments referred to in this Loan Agreement or in any other Loan Document, or the Maturity Date.

(c)	Appointment of Lender as Attorney-In-Fact.

Borrower hereby authorizes and appoints Lender as attorney-in-fact pursuant to Section 14.03(c).

(d)	Preservation of Mortgaged Property.

If a Condemnation Action results in or from damage to the Mortgaged Property and Lender elects to apply the proceeds or awards from such Condemnation Action to the Indebtedness in accordance with the terms of this Loan Agreement, Borrower shall not be obligated to restore or repair the Mortgaged Property. Rather, Borrower shall restrict access to any portion of the Mortgaged Property which has been damaged or destroyed in connection with such Condemnation Action and, at Borrower’s expense and regardless of whether such costs are

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covered by insurance, clean up any debris resulting in or from the Condemnation Action, and, if required by any Governmental Authority or otherwise permitted by Lender, demolish or raze any remaining part of the damaged Mortgaged Property to the extent necessary to keep and maintain the Mortgaged Property in a safe, habitable and marketable condition. Nothing in this Section 10.03(d) shall affect any of Lender’s remedial rights against Borrower in connection with a breach by Borrower of any of its obligations under this Loan Agreement or under any Loan Document, including any failure to timely pay Monthly Debt Service Payments or maintain the insurance coverage(s) required by this Loan Agreement.

ARTICLE 11 - LIENS, TRANSFERS AND ASSUMPTIONS

Section 11.01        Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 11.01 are made as of the Effective Date, and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)	No Labor or Materialmen’s Claims.

All parties furnishing labor and materials on behalf of Borrower have been paid in full. There are no mechanics’ or materialmen’s liens (whether filed or unfiled) outstanding for work, labor or materials (and no claims or work outstanding that under applicable law could give rise to any such mechanics’ or materialmen’s liens) affecting the Mortgaged Property, whether prior to, equal with or subordinate to the lien of the Security Instrument.

(b)	No Other Interests.

No Person:

(1)        other than Borrower has any possessory ownership or interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of existing Leases, the material terms of all such Leases having been previously disclosed in writing to Lender; nor

(2)        has an option, right of first refusal, or right of first offer (except as required by applicable law) to purchase the Mortgaged Property, or any interest in the Mortgaged Property.

Section 11.02        Covenants.

(a)	Liens; Encumbrances.

Other than Permitted Encumbrances and the lien created by the Loan Documents, Borrower shall not permit the grant, creation or existence of any Lien, whether voluntary, involuntary or by operation of law, on all or any portion of the Mortgaged Property (including

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any voluntary, elective or non-compulsory tax lien or assessment pursuant to a voluntary, elective or non-compulsory special tax district or similar regime).

(b)	Transfers.

(1)	Mortgaged Property.

Borrower shall not Transfer, or cause or permit a Transfer of, all or any part of the Mortgaged Property (including any interest in the Mortgaged Property) other than:

(A)        a Transfer to which Lender has consented in writing;

(B)        the grant of a Residential Lease for a term of two (2) years or less and not containing an option to purchase or right of first refusal (except as required by applicable law);

(C)        the grant of a non-Material Commercial Lease provided the use and type of operation of such space is unchanged from the use and type of operation in effect as of the Effective Date and the number and size of residential units at the Mortgaged Property are not reduced;

(D)        a Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality which are free of Liens (other than those created by the Loan Documents);

(E)        the grant of an easement, servitude or restrictive covenant to which Lender has consented, and Borrower has paid to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrower’s request;

(F)        the creation of any tax lien, municipal lien, utility lien, mechanics’ lien, materialmen’s lien, or judgment lien against the Mortgaged Property if bonded off, released of record or otherwise remedied to Lender’s satisfaction within sixty (60) days after the earlier of the date Borrower has actual notice or constructive notice of the existence of such lien; or

(G)        the conveyance of the Mortgaged Property following a Foreclosure Event.

(2)	Interests in Borrower and/or Key Principal and/or Guarantor.

Other than a Transfer to which Lender has consented in writing, Borrower shall not Transfer, or cause or permit to be Transferred:

(A)        a direct or indirect Controlling Interest in Borrower, Key Principal or Guarantor (if applicable);

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(B)        fifty percent (50%) or more of any Key Principal’s or Guarantor’s direct or indirect ownership interests in Borrower that existed on the Effective Date (individually or on an aggregate basis);

(C)        the economic benefits or rights to cash flows attributable to any ownership interests in Borrower, Key Principal or Guarantor (if applicable) separate from the Transfer of the underlying ownership interests if the Transfer of the underlying ownership interest is prohibited by this Loan Agreement; or

(D)        a Transfer to a new key principal or new guarantor (if such new key principal or guarantor is an entity) which entity has an organizational existence termination date that ends before the Maturity Date.

(3)	Entity Conversion.

(A)        Borrower shall not change its name, change its jurisdiction or organization, or cause or permit a conversion of Borrower from one type of entity into another type of entity if such conversion results in either:

(i)        a Transfer of a Controlling Interest; or

(ii)        a change in any assets, liabilities, legal rights or obligations of Borrower (or of Key Principal, Guarantor or any general partner, manager (if non-member managed) or managing member of Borrower, as applicable), by operation of law or otherwise.

(B)        Notwithstanding the foregoing, Borrower may convert from one type of legal entity into another type of legal entity for tax or other structuring purposes, provided:

(i)        the provisions of Section 11.02(b)(2) are satisfied;

(ii)        Borrower provides Lender with at least ten (10) days prior written notice of such conversion;

(iii)        Borrower provides Lender any certificates evidencing such conversion filed with the appropriate Secretary of State within ten (10) days after filing such certificates;

(iv)        Borrower provides Lender new certificates of good standing for such entity at least five (5) days prior to such conversion;

(v)        Lender reserves the right to file UCC-3 amendments where necessary reflecting the conversion;

(vi)        if required by Lender, Borrower executes an amendment to this Loan Agreement documenting the conversion; and

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(vii)        Borrower shall provide Lender with confirmation from the title company (via electronic mail or letter) that nothing is needed in the land records (of the appropriate Property Jurisdiction) at such time to evidence such conversion, and no endorsements to the Title Policy are necessary to maintain Lender’s coverage; or if any endorsements are necessary, Borrower shall provide such endorsements at Borrower’s cost.

(c)	No Other Indebtedness and Mezzanine Financing.

Other than the Mortgage Loan, Borrower shall not incur or be obligated at any time with respect to any loan or other indebtedness in connection with or secured by the Mortgaged Property. Neither Borrower nor any owner of Borrower shall (1) incur any “mezzanine debt” or issue any preferred equity that is secured by a pledge of the ownership interests in Borrower or by a pledge of the cash flows of Borrower to the extent the Transfer of the underlying ownership interests is otherwise prohibited by this Loan Agreement, or (2) incur any similar indebtedness or issue any similar equity with respect to the Mortgaged Property or ownership interest in Borrower or any owner of Key Principal or Guarantor that is secured by a pledge of the cash flows of Borrower to the extent the Transfer of the underlying ownership interests is otherwise prohibited by this Loan Agreement.

Section 11.03        Mortgage Loan Administration Matters Regarding Liens, Transfers and Assumptions

(a)	Assumption of Mortgage Loan.

Lender shall consent to a Transfer of the Mortgaged Property to and an assumption of the Mortgage Loan by a new borrower if each of the following conditions is satisfied prior to the Transfer:

(1)        Borrower has submitted to Lender all information required by Lender to make the determination required by this Section 11.03(a);

(2)        no Event of Default has occurred and is continuing, and no event which, with the giving of written notice or the passage of time, or both, would constitute an Event of Default has occurred and is continuing;

(3)        Lender determines that:

(A)        the proposed new borrower, new key principal and any other new guarantor fully satisfy all of Lender’s then-applicable borrower, key principal or guarantor eligibility, credit, management and other loan underwriting standards (including any standards with respect to previous relationships between Lender and the proposed new borrower, new key principal and new guarantor and the organization of the new borrower, new key principal and new guarantor (if applicable));

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(B)        none of the proposed new borrower, new key principal and any new guarantor, or any owners of the proposed new borrower, new key principal and any new guarantor, are a Prohibited Person; and

(C)        none of the proposed new borrower, new key principal and any new guarantor (if any of such are entities) shall have an organizational existence termination date that ends before the Maturity Date;

(4)        Lender determines that the Mortgaged Property satisfies all of Lender’s then-applicable loan underwriting standards, including physical condition, occupancy and net operating income;

(5)        the proposed new borrower has executed an assumption agreement acceptable to Lender that, among other things, requires the proposed new borrower to assume and perform all obligations of Borrower (or any other transferor), and that may require that the new borrower comply with any provisions of any Loan Document which previously may have been waived by Lender for Borrower, subject to the terms of Section 11.03(g);

(6)        one or more individuals or entities acceptable to Lender as new guarantors have executed and delivered to Lender:

(A)    an assumption agreement acceptable to Lender that requires the new guarantor to assume and perform all obligations of Guarantor under any Guaranty given in connection with the Mortgage Loan; or

(B)    a substitute Non-Recourse Guaranty and other substitute guaranty in a form acceptable to Lender;

(7)        Lender has reviewed and approved the Transfer documents; and

(8)        Lender has received the fees described in Section 11.03(g).

(b)	Transfers to Key Principal-Owned Affiliates or Guarantor-Owned Affiliates.

(1)        Transfers of direct or indirect ownership interests in Borrower that are not otherwise permitted by this Loan Agreement but in which Key Principal or Guarantor, or an entity in which Key Principal or Guarantor, as applicable, has a Controlling Interest, is the transferee shall be consented to by Lender if such Transfer satisfies the applicable requirements of Section 11.03(a), other than Section 11.03(a)(5).

(2)        Transfers of direct or indirect interests in Borrower held by a Key Principal or Guarantor to other Key Principals or Guarantors, as applicable, shall be consented to by Lender if such Transfer satisfies the following conditions:

(A)    the Transfer does not cause a change in the management and control of Borrower; and

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(B)    the transferor Key Principal or Guarantor maintains the same right and ability to manage and control Borrower as existed prior to the Transfer.

If the conditions set forth in this Section 11.03(b) are satisfied, the Transfer Fee shall be waived provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g).

(c)	Estate Planning.

Notwithstanding the provisions of Section 11.02(b)(2), so long as (1) the Transfer does not cause a change in the management and control of Borrower and (2) the transferor Key Principal or Guarantor, as applicable, maintains the same right and ability to manage and control Borrower as existed prior to the Transfer, Lender shall consent to Transfers of direct or indirect ownership interests in Borrower held by a Key Principal or Guarantor to, and Transfers of direct or indirect ownership interests, in an entity Key Principal or entity Guarantor to:

(A)        Immediate Family Members of such Key Principal or Guarantor;

(B)        United States domiciled trusts established for the benefit of the transferor Key Principal or transferor Guarantor, or Immediate Family Members of the transferor Key Principal or the transferor Guarantor; or

(C)        partnerships or limited liability companies of which the partners or members, respectively, are comprised entirely of (i) such Key Principal or Guarantor and Immediate Family Members of such Key Principal or Guarantor or (ii) all Immediate Family Members of such Key Principal or Guarantor.

If the conditions set forth in this Section 11.03(c) are satisfied, the Transfer Fee shall be waived provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g).

(d)	Termination or Revocation of Trust.

If any of Borrower, Guarantor or Key Principal is a trust, or if a Controlling Interest of Borrower, Guarantor or Key Principal would be Transferred due to the termination or revocation of a trust, the termination or revocation of such trust is an unpermitted Transfer; provided that the termination or revocation of the trust due to the death of an individual trustor shall not be considered an unpermitted Transfer so long as:

(1)        Lender is notified within thirty (30) days of the death; and

(2)        such Borrower, Guarantor, Key Principal or other Person, as applicable, is replaced with an individual or entity acceptable to Lender, in accordance with the provisions of Section 11.03(a) within ninety (90) days of the date of the death causing the termination or revocation.

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If the conditions set forth in this Section 11.03(d) are satisfied, the Transfer Fee shall be waived; provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g).

(e)	Death of Key Principal or Guarantor; Controlling Interest Transfer Due to Death.

(1)        If Key Principal or Guarantor is a natural person, or if a Controlling Interest in Borrower, Guarantor or Key Principal is Transferred as a result of the death of a Person (except in the case of trusts which is addressed in Section 11.03(d)), Borrower must notify Lender in writing within ninety (90) days in the event of such death. Unless waived in writing by Lender, the deceased shall be replaced by an individual or entity within one hundred eighty (180) days, subject to Borrower’s satisfaction of the following conditions:

(A)        Borrower has submitted to Lender all information required by Lender to make the determination required by this Section 11.03(e);

(B)        Lender determines that:

(i)        the proposed new key principal and any other new guarantor (or Person controlling such key principal or guarantor) fully satisfies all of Lender’s then-applicable key principal or guarantor eligibility, credit, management and other loan underwriting standards (including any standards with respect to previous relationships between Lender and the proposed new key principal and new guarantor (or Person controlling such key principal or guarantor) and the organization of the new key principal and new guarantor (if applicable));

(ii)        none of the proposed new key principal or any new guarantor, or any owners of the proposed new key principal or any new guarantor, is a Prohibited Person; and

(iii)        none of the proposed new key principal or any new guarantor (if any of such are entities) shall have an organizational existence termination date that ends before the Maturity Date;

(C)        if applicable, one or more individuals or entities acceptable to Lender as new guarantors have executed and delivered to Lender:

(i)        an assumption agreement acceptable to Lender that requires the new guarantor to assume and perform all obligations of Guarantor under any Guaranty given in connection with the Mortgage Loan; or

(ii)        a substitute Non-Recourse Guaranty and other substitute guaranty in a form acceptable to Lender.

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(2)        In the event a replacement Key Principal, Guarantor or other Person is required by Lender due to the death described in this Section 11.03(e), and such replacement has not occurred within such period, the period for replacement may be extended by Lender to a date not more than one (1) year from the date of such death; however, Lender may require as a condition to any such extension that:

(A)        the then-current property manager be replaced with a property manager reasonably acceptable to Lender (or if a property manager has not been previously engaged, a property manager reasonably acceptable to Lender be engaged); or

(B)        a lockbox or cash management arrangement (with the property manager) reasonably acceptable to Lender during such extended replacement period be instituted.

If the conditions set forth in this Section 11.03(e) are satisfied, the Transfer Fee shall be waived, provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g).

(f)	Bankruptcy of Guarantor.

(1)        Upon the occurrence of any Guarantor Bankruptcy Event, unless waived in writing by Lender, the applicable Guarantor shall be replaced by an individual or entity within ninety (90) days of such Guarantor Bankruptcy Event, subject to Borrower’s satisfaction of the following conditions:

(A)        Borrower has submitted to Lender all information required by Lender to make the determination required by this Section 11.03(f);

(B)        Lender determines that:

(i)        the proposed new guarantor fully satisfies all of Lender’s then-applicable guarantor eligibility, credit, management and other loan underwriting standards (including any standards with respect to previous relationships between Lender and the proposed new guarantor and the organization of the new guarantor (if applicable));

(ii)        no new guarantor is a Prohibited Person; and

(iii)        no new guarantor (if any of such are entities) shall have an organizational existence termination date that ends before the Maturity Date;

(C)        one or more individuals or entities acceptable to Lender as new guarantors have executed and delivered to Lender:

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(i)        an assumption agreement acceptable to Lender that requires the new guarantor to assume and perform all obligations of Guarantor under any Guaranty given in connection with the Mortgage Loan; or

(ii)        a substitute Non-Recourse Guaranty and other substitute guaranty in a form acceptable to Lender.

(2)        In the event a replacement Guarantor is required by Lender due to the Guarantor Bankruptcy Event described in this Section 11.03(f), and such replacement has not occurred within such period, the period for replacement may be extended by Lender in its discretion; however, Lender may require as a condition to any such extension that:

(A)        the then-current property manager be replaced with a property manager reasonably acceptable to Lender (or if a property manager has not been previously engaged, a property manager reasonably acceptable to Lender be engaged); or

(B)        a lockbox or cash management arrangement (with the property manager) reasonably acceptable to Lender during such extended replacement period be instituted.

If the conditions set forth in this Section 11.03(f) are satisfied, the Transfer Fee shall be waived, provided Borrower shall pay the Review Fee and out-of-pocket costs set forth in Section 11.03(g).

(g)	Further Conditions to Transfers and Assumption.

(1)        In connection with any Transfer of the Mortgaged Property, or an ownership interest in Borrower, Key Principal or Guarantor for which Lender’s approval is required under this Loan Agreement, Lender may, as a condition to any such approval, require:

(A)        additional collateral, guaranties or other credit support to mitigate any risks concerning the proposed transferee or the performance or condition of the Mortgaged Property;

(B)        amendment of the Loan Documents to delete or modify any specially negotiated terms or provisions previously granted for the exclusive benefit of original Borrower, Key Principal or Guarantor and to restore the original provisions of the standard Fannie Mae form multifamily loan documents, to the extent such provisions were previously modified; or

(C)        a modification to the amounts required to be deposited into the Reserve/Escrow Account pursuant to the terms of Section 13.02(a)(3)(B).

(2)        In connection with any request by Borrower for consent to a Transfer, Borrower shall pay to Lender upon demand:

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(A)        the Transfer Fee (to the extent charged by Lender);

(B)        the Review Fee (regardless of whether Lender approves or denies such request); and

(C)        all of Lender’s out-of-pocket costs (including reasonable attorneys’ fees) incurred in reviewing the Transfer request, to the extent such costs exceed the Review Fee and regardless of whether Lender approves or denies such request.

(3)        Borrower shall provide written notice to Lender of all Transfers whether or not such Transfers are permitted under this Loan Agreement or approved by Lender no later than ten (10) days prior to the date of the Transfer, provided that Borrower shall not be required to provide written notice of Transfers of Residential Leases or of the replacement of Fixtures or Personalty performed pursuant to the terms of the Loan Documents.

(h)	Transfers of REIT Shares.

Notwithstanding anything to the contrary in Section 11.02(b)(2), any Transfer of shares in KBS Legacy Partners Apartment REIT, Inc. shall be permitted without the consent of Lender and shall not require the payment of any fees to Lender, so long as after the completion of such transaction KBS Legacy Partners Apartment REIT, Inc., continues to be a Publicly-Held Corporation or Publicly-Held Trust and provided that no modification or amendment shall be made to the charter or other organizational documents of KBS Legacy Partners Apartment REIT, Inc. that would have the effect of permitting any one person or entity to own more than 9.8% of the issued and outstanding shares of KBS Legacy Partners Apartment REIT, Inc. and no exemption to such restriction shall be granted by the board of directors unless Lender has granted its prior written approval of such modification, amendment, or exemption.

ARTICLE 12 - IMPOSITIONS

Section 12.01        Representations and Warranties.

The representations and warranties made by Borrower to Lender in this Section 12.01 are made as of the Effective Date, and are true and correct except as disclosed on the Exceptions to Representations and Warranties Schedule.

(a)	Payment of Taxes, Assessments and Other Charges.

Borrower has:

(1)        paid (or with the approval of Lender, established an escrow fund sufficient to pay when due and payable) all amounts and charges relating to the Mortgaged Property that have become due and payable before any fine, penalty interest, lien, or costs may be added thereto, including Impositions, leasehold payments and ground rents;

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(2)        paid all Taxes for the Mortgaged Property that have become due before any fine, penalty interest, lien, or costs may be added thereto pursuant to any notice of assessment received by Borrower and any and all taxes that have become due against Borrower before any fine, penalty interest, lien, or costs may be added thereto;

(3)        no knowledge of any basis for any additional assessments;

(4)        no knowledge of any presently pending special assessments against all or any part of the Mortgaged Property, or any presently pending special assessments against Borrower; and

(5)        not received any written notice of any contemplated special assessment against the Mortgaged Property, or any contemplated special assessment against Borrower.

Section 12.02        Covenants.

(a)	Imposition Deposits, Taxes, and Other Charges.

Borrower shall:

(1)        deposit the Imposition Deposits with Lender on each Payment Date (or on another day designated in writing by Lender) in amount sufficient, in Lender’s discretion, to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added, plus an amount equal to no more than one-sixth (1/6) (or the amount permitted by applicable law) of the Impositions for the trailing twelve (12) months (calculated based on the aggregate annual Imposition costs divided by twelve (12) and multiplied by two (2));

(2)        deposit with Lender, within ten (10) days after written notice from Lender (subject to applicable law), such additional amounts estimated by Lender to be reasonably necessary to cure any deficiency in the amount of the Imposition Deposits held for payment of a specific Imposition;

(3)        except as set forth in Section 12.03(c) below, pay, or cause to be paid, all Impositions, leasehold payments, ground rents and Borrower taxes when due and before any fine, penalty interest, lien, or costs may be added thereto, except to the extent Lender is obligated to use Imposition Deposits for such purpose pursuant to Section 12.03(c);

(4)        promptly deliver to Lender a copy of all notices of, and invoices for, Impositions, and, if Borrower pays any Imposition directly, Borrower shall promptly furnish to Lender receipts evidencing such payments; and

(5)        promptly deliver to Lender a copy of all notices of any special assessments and contemplated special assessments against the Mortgaged Property or Borrower.

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Section 12.03        Mortgage Loan Administration Matters Regarding Impositions.

(a)	Maintenance of Records by Lender.

Lender shall maintain records of the monthly and aggregate Imposition Deposits held by Lender for the purpose of paying Taxes, insurance premiums and each other obligation of Borrower for which Imposition Deposits are required.

(b)	Imposition Accounts.

All Imposition Deposits shall be held in an institution (which may be Lender, if Lender is such an institution) whose deposits or accounts are insured or guaranteed by a federal agency and which accounts meet the standards for custodial accounts as required by Lender from time to time. Lender shall not be obligated to open additional accounts, or deposit Imposition Deposits in additional institutions, when the amount of the Imposition Deposits exceeds the maximum amount of the federal deposit insurance or guaranty. No interest, earnings or profits on the Imposition Deposits shall be paid to Borrower unless applicable law so requires. Imposition Deposits shall not be trust funds, nor shall they operate to reduce the Indebtedness, unless applied by Lender for that purpose in accordance with this Loan Agreement. For the purposes of 9-104(a)(3) of the UCC, Lender is the owner of the Imposition Deposits and shall be deemed a “customer” with sole control of the account holding the Imposition Deposits.

(c)	Payment of Impositions; Sufficiency of Imposition Deposits.

Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition. Imposition Deposits shall be required to be used by Lender to pay Taxes, insurance premiums and any other individual Imposition only if:

(1)        no Event of Default exists;

(2)        Borrower has timely delivered to Lender all applicable bills or premium notices that it has received; and

(3)        sufficient Imposition Deposits are held by Lender for each Imposition at the time such Imposition becomes due and payable.

Lender shall have no liability to Borrower for failing to pay any Imposition if any of the conditions are not satisfied. If at any time the amount of the Imposition Deposits held for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender to be held in connection with such Imposition, the excess may be credited against future installments of Imposition Deposits for such Imposition.

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(d)	Imposition Deposits Upon Event of Default.

If an Event of Default has occurred and is continuing, Lender may apply any Imposition Deposits, in such amount and in such order as Lender determines, to pay any Impositions or as a credit against the Indebtedness.

(e)	Contesting Impositions.

Other than insurance premiums, Borrower may contest, at its expense, by appropriate legal proceedings, the amount or validity of any Imposition if:

(1)        Borrower notifies Lender of the commencement or expected commencement of such proceedings;

(2)        Lender determines that the Mortgaged Property is not in danger of being sold or forfeited;

(3)        Borrower deposits with Lender (or the applicable Governmental Authority if required by applicable law) reserves sufficient to pay the contested Imposition, if required by Lender (or the applicable Governmental Authority);

(4)        Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender; and

(5)        Borrower commences, and at all times thereafter diligently prosecutes, such contest in good faith until a final determination is made by the applicable Governmental Authority.

(f)	Release to Borrower.

Upon payment in full of all sums secured by the Security Instrument and this Loan Agreement and release by Lender of the lien of the Security Instrument, Lender shall disburse to Borrower the balance of any Imposition Deposits then on deposit with Lender.

ARTICLE 13 - REPLACEMENT RESERVE AND REPAIRS

Section 13.01        Covenants.

(a)        Initial Deposits to Replacement Reserve Account and Repairs Escrow Account.

On the Effective Date, Borrower shall pay to Lender:

(1)        the Initial Replacement Reserve Deposit for deposit into the Replacement Reserve Account; and

(2)        the Repairs Escrow Deposit for deposit into the Repairs Escrow Account.

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(b)	Monthly Replacement Reserve Deposits.

Borrower shall deposit the applicable Monthly Replacement Reserve Deposit into the Replacement Reserve Account on each Payment Date.

(c)	Payment for Replacements and Repairs.

Borrower shall:

(1)        pay all invoices for the Replacements and Repairs, regardless of whether funds on deposit in the Replacement Reserve Account or the Repairs Escrow Account, as applicable, are sufficient, prior to any request for disbursement from the Replacement Reserve Account or the Repairs Escrow Account, as applicable (unless Lender has agreed to issue joint checks in connection with a particular Replacement or Repair);

(2)        pay all applicable fees and charges of any Governmental Authority on account of the Replacements and Repairs, as applicable; and

(3)        provide evidence satisfactory to Lender of completion of the Replacements and any Required Repairs (within the Completion Period or within such other period or by such other date set forth in the Required Repair Schedule and any Borrower Requested Repairs and Additional Lender Repairs (by the date specified by Lender for any such Borrower Requested Repairs or Additional Lender Repairs)).

(d)	Assignment of Contracts for Replacements and Repairs.

Borrower shall assign to Lender any contract or subcontract for Replacements or Repairs, upon Lender’s request, on a form of assignment approved by Lender.

(e)	Indemnification.

If Lender elects to exercise its rights under Section 14.03 due to Borrower’s failure to timely commence or complete any Replacements or Repairs, Borrower shall indemnify and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs or expenses, including litigation costs and reasonable attorneys’ fees, arising from or in any way connected with the performance by Lender of the Replacements or Repairs or investment of the Reserve/Escrow Account Funds; provided that Borrower shall have no indemnity obligation if such actions, suits, claims, demands, liabilities, losses, damages, obligations and costs or expenses, including litigation costs and reasonable attorneys’ fees, arise as a result of the willful misconduct and gross negligence of Lender, Lender’s agents, employees or representatives as determined by a court of competent jurisdiction pursuant to a final non-appealable court order.

(f)	Amendments to Loan Documents.

Subject to Section 5.02, Borrower shall execute and/or deliver to Lender, upon request, an amendment to this Loan Agreement, the Security Instrument, any other Loan Document

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and/or the original financing statement necessary or desirable to perfect Lender’s lien upon any portion of the Mortgaged Property for which Reserve/Escrow Account Funds were expended.

(g)	Administrative Fees and Expenses.

Borrower shall pay to Lender:

(1)        by the date specified in the applicable invoice, the Repairs Escrow Account Administrative Fee and the Replacement Reserve Account Administration Fee for Lender’s services in administering the Repairs Escrow Account and Replacement Reserve Account and investing the funds on deposit in the Repairs Escrow Account and the Replacement Reserve Account, respectively;

(2)        upon demand, a reasonable inspection fee, not exceeding the Maximum Inspection Fee, for each inspection of the Mortgaged Property by Lender in connection with a Repair or Replacement, plus all other reasonable costs and out-of-pocket expenses relating to such inspections; and

(3)        upon demand, all reasonable fees charged by any engineer, architect, inspector or other person inspecting the Mortgaged Property on behalf of Lender for each inspection of the Mortgaged Property in connection with a Repair or Replacement, plus all other reasonable costs and out-of-pocket expenses relating to such inspections.

Section 13.02        Mortgage Loan Administration Matters Regarding Reserves.

(a)	Accounts, Deposits, and Disbursements.

(1)	Custodial Accounts.

(A)        The Replacement Reserve Account shall be an interest-bearing account that meets the standards for custodial accounts as required by Lender from time to time. Lender shall not be responsible for any losses resulting from the investment of the Replacement Reserve Deposits or for obtaining any specific level or percentage of earnings on such investment. All interest earned on the Replacement Reserve Deposits shall be added to and become part of the Replacement Reserve Account; provided, however, if applicable law requires, and so long as no Event of Default exists under any of the Loan Documents, Lender shall pay to Borrower the interest earned on the Replacement Reserve Account not less frequently than the Replacement Reserve Account Interest Disbursement Frequency. In no event shall Lender be obligated to disburse funds from the Reserve/Escrow Account if an Event of Default exists.

(B)        Lender shall not be obligated to deposit the Repairs Escrow Deposits into an interest-bearing account.

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(2)	Disbursements by Lender Only.

Only Lender or a designated representative of Lender may make disbursements from the Replacement Reserve Account and the Repairs Escrow Account. Except as provided in Section 13.02(a)(8), disbursements shall only be made upon Borrower request and after satisfaction of all conditions for disbursement.

(3)	Adjustment of Deposits.

(A)	Mortgage Loan Terms Exceeding Ten (10) Years.

If the Loan Term exceeds ten (10) years, a physical needs assessment shall be ordered by Lender for the Mortgaged Property at the expense of Borrower (which expense may be paid out of the Replacement Reserve Account if excess funds are available). The physical needs assessment shall be performed no earlier than the sixth (6th) month and no later than the ninth (9th) month of the tenth (10th) Loan Year (and of the twentieth (20th) Loan Year if the Loan Term exceeds twenty (20) years). After review of the physical needs assessment, the amount of the Monthly Replacement Reserve Deposit may be adjusted by Lender for the remaining Loan Term by written notice to Borrower so that the Monthly Replacement Reserve Deposits are sufficient to fund the Replacements as and when required and/or the amount to be held in the Repairs Escrow Account may be adjusted by Lender so that the Repairs Escrow Deposit is sufficient to fund the Repairs as and when required.

(B)	Transfers.

In connection with any Transfer of the Mortgaged Property, or any Transfer of an ownership interest in Borrower, Guarantor or Key Principal which requires Lender’s consent, Lender may review the amounts on deposit, if any, in the Replacement Reserve Account or the Repairs Escrow Account, the amount of the Monthly Replacement Reserve Deposit and the likely repairs and replacements required by the Mortgaged Property, and the related contingencies which may arise during the remaining Loan Term. Based upon that review, Lender may require an additional deposit to the Replacement Reserve Account or the Repairs Escrow Account, or an increase in the amount of the Monthly Replacement Reserve Deposit as a condition to Lender’s consent to such Transfer. In all events, the transferee shall be required to assume Borrower’s duties and obligations under this Loan Agreement.

(4)	Insufficient Funds.

Lender may, upon thirty (30) days prior written notice to Borrower, require an additional deposit(s) to the Replacement Reserve Account or Repairs Escrow Account, or an increase in the amount of the Monthly Replacement Reserve Deposit, if Lender determines that the amounts on deposit in either the Replacement Reserve Account or the

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Repairs Escrow Account are not sufficient to cover the costs for Required Repairs or Required Replacements or, pursuant to the terms of Section 13.02(a)(9), not sufficient to cover the costs for Borrower Requested Repairs, Additional Lender Repairs, Borrower Requested Replacements or Additional Lender Replacements. Borrower’s agreement to complete the Replacements or Repairs as required by this Loan Agreement shall not be affected by the insufficiency of any balance in the Replacement Reserve Account or the Repairs Escrow Account, as applicable.

(5)	Disbursements for Replacements and Repairs.

(A)        Disbursement requests may only be made after completion of the applicable Replacements and only to reimburse Borrower for the actual approved costs of the Replacements. Lender shall not disburse from the Replacement Reserve Account the costs of routine maintenance to the Mortgaged Property or for costs which are to be reimbursed from the Repairs Escrow Account or any similar account. Disbursement from the Replacement Reserve Account shall not be made more frequently than the Maximum Replacement Reserve Disbursement Interval. Other than in connection with a final request for disbursement, disbursements from the Replacement Reserve Account shall not be less than the Minimum Replacement Reserve Disbursement Amount.

(B)        Disbursement requests may only be made after completion of the applicable Repairs and only to reimburse Borrower for the actual cost of the Repairs, up to the Maximum Repair Cost. Lender shall not disburse any amounts which would cause the funds remaining in the Repairs Escrow Account after any disbursement (other than with respect to the final disbursement) to be less than the Maximum Repair Cost of the then-current estimated cost of completing all remaining Repairs. Lender shall not disburse from the Repairs Escrow Account the costs of routine maintenance to the Mortgaged Property or for costs which are to be reimbursed from the Replacement Reserve Account or any similar account. Disbursement from the Repairs Escrow Account shall not be made more frequently than the Maximum Repair Disbursement Interval. Other than in connection with a final request for disbursement, disbursements from the Repairs Escrow Account shall not be less than the Minimum Repairs Disbursement Amount.

(6)	Disbursement Requests.

Each request by Borrower for disbursement from the Replacement Reserve Account or the Repairs Escrow Account must be in writing, must specify the Replacement or Repair for which reimbursement is requested (provided that for any Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements and Additional Lender Repairs, Lender shall have approved the use of the Reserve/Escrow Account Funds for such replacements or repairs pursuant to the terms of Section 13.02(a)(9)), and must:

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(A)        if applicable, specify the quantity and price of the items or materials purchased, grouped by type or category;

(B)        if applicable, specify the cost of all contracted labor or other services involved in the Replacement or Repair for which such request for disbursement is made;

(C)        if applicable, include copies of invoices for all items or materials purchased and all contracted labor or services provided;

(D)        include evidence of payment of such Replacement or Repair satisfactory to Lender (unless Lender has agreed to issue joint checks in connection with a particular Repair or Replacement as provided in this Loan Agreement); and

(E)        contain a certification by Borrower that the Repair or Replacement has been completed lien free and in a good and workmanlike manner, in accordance with any plans and specifications previously approved by Lender (if applicable) and in compliance with all applicable laws, ordinances, rules and regulations of any Governmental Authority having jurisdiction over the Mortgaged Property, and otherwise in accordance with the provisions of this Loan Agreement.

(7)	Conditions to Disbursement.

Lender may require any or all of the following at the expense of Borrower as a condition to disbursement of funds from the Replacement Reserve Account or the Repairs Escrow Account (provided that for any Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements and Additional Lender Repairs, Lender shall have approved the use of the Reserve/Escrow Account Funds for such replacements or repairs pursuant to the terms of Section 13.02(a)(9)):

(A)        an inspection by Lender of the Mortgaged Property and the applicable Replacement or Repair;

(B)        an inspection or certificate of completion by an appropriate independent qualified professional (such as an architect, engineer or property inspector, depending on the nature of the Repair or Replacement) selected by Lender;

(C)        either:

(i)        a search of title to the Mortgaged Property effective to the date of disbursement; or

(ii)        a “date-down” endorsement to Lender’s Title Policy extending the effective date of such policy to the date of disbursement,

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and showing no Liens other than Permitted Encumbrances (or liens which Borrower is diligently contesting in good faith that have been bonded off to the satisfaction of Lender); and

(D)        an acknowledgement of payment, waiver of claims and release of lien for work performed and materials supplied from each contractor, subcontractor or materialman in accordance with the requirements of applicable law and covering all work performed and materials supplied (including equipment and fixtures) for the Mortgaged Property by that contractor, subcontractor or materialman through the date covered by the disbursement request (or, in the event that payment to such contractor, subcontractor or materialman is to be made by a joint check, the release of lien shall be effective through the date covered by the previous disbursement).

(8)	Joint Checks for Periodic Disbursements.

Lender may issue joint checks, payable to Borrower and the applicable supplier, materialman, mechanic, contractor, subcontractor or other similar party, if:

(A)        the cost of the Replacement or Repair exceeds the Replacement Threshold or the Repair Threshold, as applicable, and the contractor performing such Replacement or Repair requires periodic payments pursuant to the terms of the applicable written contract;

(B)        the contract for such Repair or Replacement requires payment upon completion of the applicable portion of the work;

(C)        Borrower makes the disbursement request after completion of the applicable portion of the work required to be completed under such contract;

(D)        the materials for which the request for disbursement has been made are on site at the Mortgaged Property and are properly secured or installed;

(E)        Lender determines that the remaining funds in the Replacement Reserve Account designated for such Replacement, or in the Repairs Escrow Account designated for such Repair, as applicable, are sufficient to complete the Replacement or Repair;

(F)        each supplier, materialman, mechanic, contractor, subcontractor or other similar party receiving payments shall have provided, if requested by Lender, a waiver of liens with respect to amounts which have been previously paid to them; and

(G)        all other conditions for disbursement have been satisfied.

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(9)	Replacements and Repairs Other than Required Replacements and/or Required Repairs.

(A)        Borrower Requested Replacements and Borrower Requested Repairs.

In the event Borrower requests a disbursement from the Replacement Reserve Account or the Repairs Escrow Account to reimburse Borrower for any Borrower Requested Replacement or Borrower Requested Repair, any related disbursement request must also contain support for why Lender should allow such disbursement. Lender may make disbursements for Borrower Requested Replacements or Borrower Requested Repairs if Lender determines that:

(i)        they are of the type intended to be covered by the Replacement Reserve Account or the Repairs Escrow Account, as applicable;

(ii)        the costs are reasonable;

(iii)        the amount of funds in the Replacement Reserve Account or Repairs Escrow Account, as applicable, is sufficient to pay such costs and the then-current estimated cost of completing all remaining Required Replacements or Required Repairs (at the Maximum Repair Cost), as applicable, and any other Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements or Additional Lender Repairs that have been previously approved by Lender; and

(iv)        all conditions for disbursement from the Replacement Reserve Account or Repairs Escrow Account, as applicable, have been satisfied.

Nothing in this Loan Agreement shall limit Lender’s right to require an additional deposit to the Replacement Reserve Account or an increase to the Monthly Replacement Reserve Deposit in connection with any such Borrower Requested Replacements, or an additional deposit to the Repairs Escrow Account for any such Borrower Requested Repairs.

(B)        Additional Lender Replacements and Additional Lender Repairs.

Lender may require, as set forth in Section 6.02(b), Section 6.03(c), or otherwise from time to time, upon written notice to Borrower, that Borrower make Additional Lender Replacements or Additional Lender Repairs. Lender may make disbursements from the Replacement Reserve Account for Additional Lender Replacements or from the Repairs Escrow Account for Additional Lender Repairs, as applicable, if Lender determines that:

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(i)        the costs are reasonable;

(ii)        the amount of funds in the Replacement Reserve Account or the Repairs Escrow Account, as applicable, is sufficient to pay such costs and the then-current estimated cost of completing all remaining Required Replacements or Required Repairs (at the Maximum Repair Cost), as applicable, and any other Borrower Requested Replacements, Borrower Requested Repairs, Additional Lender Replacements or Additional Lender Repairs that have been previously approved by Lender; and

(iii)        all conditions for disbursement from the Replacement Reserve Account or Repairs Escrow Account, as applicable, have been satisfied.

Nothing in this Loan Agreement shall limit Lender’s right to require an additional deposit to the Replacement Reserve Account or an increase to the Monthly Replacement Reserve Deposit for any such Additional Lender Replacements or an additional deposit to the Repairs Escrow Account for any such Additional Lender Repair.

(10)	Excess Costs.

In the event any Replacement or Repair exceeds the approved cost set forth on the Required Replacement Schedule for Replacements, or the Maximum Repair Cost for Repairs, Borrower may submit a disbursement request to reimburse Borrower for such excess cost. The disbursement request must contain support for why Lender should allow such disbursement. Lender may make disbursements from the Replacement Reserve Account or the Repairs Escrow Account, as applicable, if:

(A)        the excess cost is reasonable;

(B)        the amount of funds in the Replacement Reserve Account or the Repairs Escrow Account, as applicable, is sufficient to pay such excess cost and the then-current estimated cost of completing all remaining Replacements and Repairs at the Maximum Repair Cost; and

(C)        all conditions for disbursement from the Replacement Reserve Account or the Repairs Escrow Account have been satisfied.

(11)	Final Disbursements.

Upon completion of all Repairs in accordance with this Loan Agreement and so long as no Event of Default has occurred and is continuing, Lender shall disburse to Borrower any amounts then remaining in the Repairs Escrow Account. Upon payment in full of the Indebtedness and release by Lender of the lien of the Security Instrument,

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Lender shall disburse to Borrower any and all amounts then remaining in the Replacement Reserve Account and the Repairs Escrow Account (if not previously released).

(b)	Approvals of Contracts; Assignment of Claims.

Lender retains the right to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements or Repairs. Notwithstanding Borrower’s assignment (in the Security Instrument) of its rights and claims against all persons or entities supplying labor or materials in connection with the Replacement or Repairs, Lender will not pursue any such right or claim unless an Event of Default has occurred and is continuing or as otherwise provided in Section 14.03(c).

(c)	Delays and Workmanship.

If Lender determines that any work for any Replacement or Repair has not timely commenced, has not been timely performed in a workmanlike manner, or has not been timely completed in a workmanlike manner, Lender may, without notice to Borrower:

(1)        withhold disbursements from the Replacement Reserve Account or Repairs Escrow Account for such unsatisfactory Replacement or Repair, as applicable;

(2)        proceed under existing contracts or contract with third parties to make or complete such Replacement or Repair;

(3)        apply the funds in the Replacement Reserve Account or Repairs Escrow Account toward the labor and materials necessary to make or complete such Replacement or Repair, as applicable; or

(4)        exercise any and all other remedies available to Lender under this Loan Agreement or any other Loan Document, including any remedies otherwise available upon an Event of Default pursuant to the terms of Section 14.02.

To facilitate Lender’s completion or making of such Replacements or Repairs, Lender shall have the right to enter onto the Mortgaged Property and perform any and all work and labor necessary to make or complete the Replacements or Repairs and employ watchmen to protect the Mortgaged Property from damage. All funds so expended by Lender shall be deemed to have been advanced to Borrower, shall be part of the Indebtedness and shall be secured by the Security Instrument and this Loan Agreement.

(d)	Appointment of Lender as Attorney-In-Fact.

Borrower hereby authorizes and appoints Lender as attorney-in-fact pursuant to Section 14.03(c).

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(e)	No Lender Obligation.

Nothing in this Loan Agreement shall:

(1)        make Lender responsible for making or completing the Replacements or Repairs;

(2)        require Lender to expend funds, whether from the Replacement Reserve Account, the Repairs Escrow Account or otherwise, to make or complete any Replacement or Repair;

(3)        obligate Lender to proceed with the Replacements or Repairs; or

(4)        obligate Lender to demand from Borrower additional sums to make or complete any Replacement or Repair.

(f)	No Lender Warranty.

Lender’s approval of any plans for any Replacement or Repair, release of funds from the Replacement Reserve Account or Repairs Escrow Account, inspection of the Mortgaged Property by Lender or its agents, representatives or designees, or other acknowledgment of completion of any Replacement or Repair in a manner satisfactory to Lender shall not be deemed an acknowledgment or warranty to any person that the Replacement or Repair has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental agency, such responsibility being at all times exclusively that of Borrower.

ARTICLE 14 - DEFAULTS/REMEDIES

Section 14.01        Events of Default.

The occurrence of any one or more of the following in this Section 14.01 shall constitute an Event of Default under this Loan Agreement.

(a)	Automatic Events of Default.

The following shall constitute automatic Events of Default:

(1)        any failure by Borrower to pay or deposit when due any amount required by the Note, this Loan Agreement or any other Loan Document;

(2)        any failure by Borrower to maintain the insurance coverage required by any Loan Document;

(3)        any failure by Borrower to comply with the provisions of Section 4.02(d) relating to its single asset status;

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(4)        any warranty, representation, certificate or statement of Borrower, Guarantor or Key Principal in this Loan Agreement or any of the other Loan Documents shall be false, inaccurate or misleading in any material respect when made;

(5)        fraud, gross negligence, willful misconduct or material misrepresentation or material omission by or on behalf of Borrower, or any of its officers, directors, trustees, partners, members or managers, or any Guarantor or Key Principal or any of their officers, directors, trustees, partners, members or managers in connection with:

(A)        the application for, or creation of, the Indebtedness;

(B)        any financial statement, rent roll or other report or information provided to Lender during the term of the Mortgage Loan; or

(C)        any request for Lender’s consent to any proposed action, including a request for disbursement of Reserve/Escrow Account Funds or Collateral Account Funds;

(6)        the occurrence of any Transfer not permitted by the Loan Documents;

(7)        the occurrence of a Bankruptcy Event;

(8)        the commencement of a forfeiture action or proceeding, whether civil or criminal, which, in Lender’s reasonable judgment, could result in a forfeiture of the Mortgaged Property or otherwise materially impair the lien created by this Loan Agreement or the Security Instrument or Lender’s interest in the Mortgaged Property;

(9)        if Borrower, Guarantor or Key Principal is a trust, or if a Controlling Interest of Borrower, Guarantor or Key Principal is Transferred due to the termination or revocation of a trust, the termination or revocation of such trust, except as set forth in Section 11.03(d);

(10)        any failure by Borrower to complete any Repair related to fire, life or safety issues in accordance with the terms of this Loan Agreement within the Completion Period (or such other date set forth on the Required Repair Schedule or otherwise required by Lender in writing for such Repair); and

(11)        any exercise by the holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property of a right to declare all amounts due under that debt instrument immediately due and payable.

(b)	Events of Default Subject to a Specified Cure Period.

The following shall constitute an Event of Default subject to the cure period set forth in the Loan Documents:

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(1)        if Key Principal or Guarantor is a natural person, the death of such individual, unless requirements of Section 11.03(e) are met;

(2)        the occurrence of a Guarantor Bankruptcy Event, unless requirements of Section 11.03(f) are met;

(3)        any failure by Borrower, Key Principal or Guarantor to comply with the provisions of Section 5.02(b) and Section 5.02(c); and

(4)        any failure by Borrower to perform any obligation under this Loan Agreement or any Loan Document that is subject to a specified written notice and cure period, which failure continues beyond such specified written notice and cure period as set forth herein or in the applicable Loan Document.

(c)	Events of Default Subject to Extended Cure Period.

The following shall constitute an Event of Default if the existence of such condition or event, or such failure to perform or default in performance continues for a period of thirty (30) days after written notice by Lender to Borrower of the existence of such condition or event, or of such failure to perform or default in performance, provided, however, such period may be extended for up to an additional thirty (30) days if Borrower, in the discretion of Lender, is diligently pursuing a cure of such; provided, further, however, no such written notice, grace period or extension shall apply if, in Lender’s discretion, immediate exercise by Lender of a right or remedy under this Loan Agreement or any Loan Document is required to avoid harm to Lender or impairment of the Mortgage Loan (including the Loan Documents), the Mortgaged Property or any other security given for the Mortgage Loan:

(1)        any failure by Borrower to perform any of its obligations under this Loan Agreement or any Loan Document (other than those specified in Section 14.01(a) or Section 14.01(b) above) as and when required.

Section 14.02        Remedies.

(a)	Acceleration; Foreclosure.

If an Event of Default has occurred and is continuing, the entire unpaid principal balance of the Mortgage Loan, any Accrued Interest, interest accruing at the Default Rate, the Prepayment Premium (if applicable), and all other Indebtedness shall at once become due and payable, at the option of Lender, without any prior written notice to Borrower, unless applicable law requires otherwise (and in such case, after any required written notice has been given). Lender may exercise this option to accelerate regardless of any prior forbearance. In addition, Lender shall have all rights and remedies afforded to it hereunder and under the other Loan Documents, including, foreclosure on and/or the power of sale of the Mortgaged Property, as provided in the Security Instrument, and any rights and remedies available to it at law or in equity (subject to Borrower’s statutory rights of reinstatement, if any, prior to a Foreclosure Event). Any proceeds of a foreclosure or other sale under this Loan Agreement or any other

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Loan Document may be held and applied by Lender as additional collateral for the Indebtedness pursuant to this Loan Agreement. Notwithstanding the foregoing, the occurrence of any Bankruptcy Event shall automatically accelerate the Mortgage Loan and all obligations and Indebtedness shall be immediately due and payable without written notice or further action by Lender.

(b)	Loss of Right to Receive Replacement Reserve Disbursements and Repairs Disbursements.

If an Event of Default has occurred and is continuing, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve/Escrow Accounts and any Collateral Accounts. During the continuance of any such Event of Default, Lender may use the Reserve/Escrow Account Funds and any Collateral Account Funds (or any portion thereof) for any purpose, including:

(1)        repayment of the Indebtedness, including principal prepayments and the Prepayment Premium applicable to such full or partial prepayment, as applicable (however, such application of funds shall not cure or be deemed to cure any Event of Default);

(2)        reimbursement of Lender for all losses and expenses (including reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default;

(3)        completion of the Replacement or Repair or for any other replacement or repair to the Mortgaged Property; and

(4)        payment of any amount expended in exercising (and the exercise of) all rights and remedies available to Lender at law or in equity or under this Loan Agreement or under any of the other Loan Documents.

Nothing in this Loan Agreement shall obligate Lender to apply all or any portion of the Reserve/Escrow Account Funds or Collateral Account Funds on account of any Event of Default by Borrower or to repayment of the Indebtedness or in any specific order of priority.

(c)	Remedies Cumulative.

Each right and remedy provided in this Loan Agreement is distinct from all other rights or remedies under this Loan Agreement or any other Loan Document or afforded by applicable law, and each shall be cumulative and may be exercised concurrently, independently or successively, in any order. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of additional default by Borrower in order to exercise any of its remedies with respect to an Event of Default.

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Section 14.03        Additional Lender Rights; Forbearance.

(a)	No Effect Upon Obligations.

Lender may, but shall not be obligated to, agree with Borrower, from time to time, and without giving notice to, or obtaining the consent of, or having any effect upon the obligations of, any Guarantor, Key Principal or other third party obligor, to take any of the following actions:

(1)        the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part;

(2)        the rate of interest on or period of amortization of the Mortgage Loan or the amount of the Monthly Debt Service Payments payable under the Loan Documents may be modified;

(3)        the time for Borrower’s performance of or compliance with any covenant or agreement contained in any Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived;

(4)        the maturity of the Indebtedness may be accelerated as provided in the Loan Documents;

(5)        any or all payments due under this Loan Agreement or any other Loan Document may be reduced;

(6)        any Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount of the Mortgage Loan;

(7)        any amounts under this Loan Agreement or any other Loan Document may be released;

(8)        any security for the Indebtedness may be modified, exchanged, released, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness;

(9)        the payment of the Indebtedness or any security for the Indebtedness, or both, may be subordinated to the right to payment or the security, or both, of any other present or future creditor of Borrower;

(10)        any payments made by Borrower to Lender may be applied to the Indebtedness in such priority as Lender may determine in its discretion; or

(11)        any other terms of the Loan Documents may be modified.

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(b)	No Waiver of Rights or Remedies.

Any waiver of an Event of Default or forbearance by Lender in exercising any right or remedy under this Loan Agreement or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of any other Event of Default or preclude the exercise or failure to exercise of any other right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness shall not constitute an election by Lender of remedies so as to preclude the exercise or failure to exercise of any other right available to Lender. Lender’s receipt of any condemnation awards or insurance proceeds shall not operate to cure or waive any Event of Default.

(c)	Appointment of Lender as Attorney-in-Fact.

Borrower hereby irrevocably makes, constitutes and appoints Lender (and any officer of Lender or any Person designated by Lender for that purpose) as Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in Borrower’s name, place and stead, with full power of substitution, to:

(1)        use any of the funds in the Replacement Reserve Account or Repairs Escrow Account for the purpose of making or completing the Replacements or Repairs;

(2)        make such additions, changes and corrections to the Replacements or Repairs as shall be necessary or desirable to complete the Replacements or Repairs;

(3)        employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes;

(4)        pay, settle or compromise all bills and claims for materials and work performed in connection with the Replacements or Repairs, or as may be necessary or desirable for the completion of the Replacements or Repairs, or for clearance of title;

(5)        adjust and compromise any claims under any and all policies of insurance required pursuant to this Loan Agreement and any other Loan Document, subject only to Borrower’s rights under this Loan Agreement;

(6)        appear in and prosecute any action arising from any insurance policies;

(7)        collect and receive the proceeds of insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds;

(8)        commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any condemnation;

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(9)        settle or compromise any claim in connection with any condemnation;

(10)      execute all applications and certificates in the name of Borrower which may be required by any of the contract documents related to the Replacement or Repairs or to any of the other actions Lender is authorized to take pursuant to this Section 14.03(c);

(11)      prosecute and defend all actions or proceedings in connection with the Mortgaged Property or the rehabilitation and repair of the Mortgaged Property;

(12)      take such actions as are permitted in this Loan Agreement and any other Loan Documents;

(13)      execute such financing statements and other documents and to do such other acts as Lender may require to perfect and preserve Lender’s security interest in, and to enforce such interests in, the collateral; and

(14)      carry out any remedy provided for in this Loan Agreement and any other Loan Documents, including endorsing Borrower’s name to checks, drafts, instruments and other items of payment and proceeds of the collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Borrower, changing the address of Borrower to that of Lender, opening all envelopes addressed to Borrower and applying any payments contained therein to the Indebtedness.

Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable and shall not be affected by the disability or incompetence of Borrower. Borrower specifically acknowledges and agrees that this power of attorney granted to Lender may be assigned by Lender to Lender’s successors or assigns as holder of the Note (and the Mortgage Loan). However, the foregoing shall not require Lender to incur any expense or take any action. Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Loan Agreement and any other Loan Documents.

(d)	Borrower Waivers.

If more than one Person signs this Loan Agreement as Borrower, each Borrower, with respect to any other Borrower, hereby agrees that Lender, in its discretion, may:

(1)      bring suit against Borrower, or any one or more of Borrower, jointly and severally, or against any one or more of them;

(2)      compromise or settle with any one or more of the persons constituting Borrower, for such consideration as Lender may deem proper;

(3)      release one or more of the persons constituting Borrower, from liability; or

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(4)        otherwise deal with Borrower, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from any Borrower the full amount of the Indebtedness.

Section 14.04        Waiver of Marshaling.

Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided in this Loan Agreement, any other Loan Document or applicable law. Lender shall have the right to determine the order in which all or any part of the Indebtedness is satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of this Loan Agreement waives any and all right to require the marshaling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Loan Agreement or any other Loan Documents.

ARTICLE 15 - MISCELLANEOUS

Section 15.01        Governing Law; Consent to Jurisdiction and Venue.

(a)	Governing Law.

This Loan Agreement and any other Loan Document which does not itself expressly identify the law that is to apply to it, shall be governed by the laws of the Property Jurisdiction without regard to the application of choice of law principles.

(b)	Venue.

Any controversy arising under or in relation to this Loan Agreement or any other Loan Document shall be litigated exclusively in the Property Jurisdiction without regard to conflicts of laws principles. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Loan Agreement or any other Loan Document. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

Section 15.02        Notice.

(a)	Process of Serving Notice.

Except as otherwise set forth herein or in any other Loan Document, all notices under this Loan Agreement and any other Loan Document shall be:

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(1)        in writing and shall be:

(A)        delivered, in person;

(B)        mailed, postage prepaid, either by registered or certified delivery, return receipt requested;

(C)        sent by overnight courier; or

(D)        sent by electronic mail with originals to follow by overnight courier;

(2)        addressed to the intended recipient at Borrower’s Notice Address and Lender’s Notice Address, as applicable; and

(3)        deemed given on the earlier to occur of:

(A)        the date when the notice is received by the addressee; or

(B)        if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

(b)	Change of Address.

Any party to this Loan Agreement may change the address to which notices intended for it are to be directed by means of notice given to the other parties identified on the Summary of Loan Terms in accordance with this Section 15.02.

(c)	Default Method of Notice.

Any required notice under this Loan Agreement or any other Loan Document which does not specify how notices are to be given shall be given in accordance with this Section 15.02.

(d)	Receipt of Notices.

Neither Borrower nor Lender shall refuse or reject delivery of any notice given in accordance with this Loan Agreement. Each party is required to acknowledge, in writing, the receipt of any notice upon request by the other party.

Section 15.03        Successors and Assigns Bound; Sale of Mortgage Loan.

(a)	Binding Agreement.

This Loan Agreement shall bind, and the rights granted by this Loan Agreement shall inure to, the successors and assigns of Lender and the permitted successors and assigns of

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Borrower. However, a Transfer not permitted by this Loan Agreement shall be an Event of Default and shall be void ab initio.

(b)	Sale of Mortgage Loan; Change of Servicer.

Nothing in this Loan Agreement shall limit Lender’s (including its successors and assigns) right to sell or transfer the Mortgage Loan or any interest in the Mortgage Loan. The Mortgage Loan or a partial interest in the Mortgage Loan (together with this Loan Agreement and the other Loan Documents) may be sold one (1) or more times without prior written notice to Borrower. A sale may result in a change of the Loan Servicer.

Section 15.04        Counterparts.

This Loan Agreement may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document and all such counterparts shall be construed together and shall constitute one (1) instrument.

Section 15.05        Joint and Several (or Solidary) Liability.

If more than one Person signs this Loan Agreement as Borrower, the obligations of such Persons shall be joint and several (solidary instead for purposes of Louisiana law).

Section 15.06        Relationship of Parties; No Third Party Beneficiary.

(a)	Solely Creditor and Debtor.

The relationship between Lender and Borrower shall be solely that of creditor and debtor, respectively, and nothing contained in this Loan Agreement shall create any other relationship between Lender and Borrower. Nothing contained in this Loan Agreement shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

(b)	No Third Party Beneficiaries.

No creditor of any party to this Loan Agreement and no other person shall be a third party beneficiary of this Loan Agreement or any other Loan Document or any account created or contemplated under this Loan Agreement or any other Loan Document. Nothing contained in this Loan Agreement shall be deemed or construed to create an obligation on the part of Lender to any third party nor shall any third party have a right to enforce against Lender any right that Borrower may have under this Loan Agreement. Without limiting the foregoing:

(1)        any Servicing Arrangement between Lender and any Loan Servicer shall constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness;

(2)        Borrower shall not be a third party beneficiary of any Servicing Arrangement; and

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(3)        no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

Section 15.07        Severability; Entire Agreement; Amendments.

The invalidity or unenforceability of any provision of this Loan Agreement or any other Loan Document shall not affect the validity or enforceability of any other provision of this Loan Agreement or of any other Loan Document, all of which shall remain in full force and effect, including the Guaranty. This Loan Agreement contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Loan Agreement. This Loan Agreement may not be amended or modified except by written agreement signed by the parties hereto.

Section 15.08        Construction.

(a)        The captions and headings of the sections of this Loan Agreement and the Loan Documents are for convenience only and shall be disregarded in construing this Loan Agreement and the Loan Documents.

(b)        Any reference in this Loan Agreement to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Loan Agreement or to a Section or Article of this Loan Agreement.

(c)        Any reference in this Loan Agreement to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(d)        Use of the singular in this Loan Agreement includes the plural and use of the plural includes the singular.

(e)        As used in this Loan Agreement, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only and not a limitation.

(f)        Whenever Borrower’s knowledge is implicated in this Loan Agreement or the phrase “to Borrower’s knowledge” or a similar phrase is used in this Loan Agreement, Borrower’s knowledge or such phrase(s) shall be interpreted to mean to the best of Borrower’s knowledge after reasonable and diligent inquiry and investigation.

(g)        Unless otherwise provided in this Loan Agreement, if Lender’s approval, designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such approval, designation, determination, selection, estimate, action or decision shall be made in Lender’s sole and absolute discretion.

(h)        All references in this Loan Agreement to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

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(i)        “Lender may” shall mean at Lender’s discretion, but shall not be an obligation.

Section 15.09        Mortgage Loan Servicing.

All actions regarding the servicing of the Mortgage Loan, including the collection of payments, the giving and receipt of notice, inspections of the Mortgaged Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives notice to the contrary. If Borrower receives conflicting notices regarding the identity of the Loan Servicer or any other subject, any such written notice from Lender shall govern. The Loan Servicer may change from time to time (whether related or unrelated to a sale of the Mortgage Loan). If there is a change of the Loan Servicer, Borrower will be given written notice of the change.

Section 15.10        Disclosure of Information.

Lender may furnish information regarding Borrower, Key Principal or Guarantor or the Mortgaged Property to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, purchase or securitization of the Mortgage Loan, including trustees, master servicers, special servicers, rating agencies and organizations maintaining databases on the underwriting and performance of multifamily mortgage loans. Borrower irrevocably waives any and all rights it may have under applicable law to prohibit such disclosure, including any right of privacy.

Section 15.11        Waiver; Conflict.

No specific waiver of any of the terms of this Loan Agreement shall be considered as a general waiver. If any provision of this Loan Agreement is in conflict with any provision of any other Loan Document, the provision contained in this Loan Agreement shall control.

Section 15.12        [Intentionally Deleted.]

Section 15.13        Subrogation.

If, and to the extent that, the proceeds of the Mortgage Loan are used to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a pre-existing mortgage, deed of trust or other lien encumbering the Mortgaged Property, such Mortgage Loan proceeds shall be deemed to have been advanced by Lender at Borrower’s request, and Lender shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by such prior lien, whether or not such prior lien is released.

Section 15.14        Counting of Days.

Except where otherwise specifically provided, any reference in this Loan Agreement to a period of “days” means calendar days, not Business Days. If the date on which Borrower is required to perform an obligation under this Loan Agreement is not a Business Day, Borrower shall be required to perform such obligation by the Business Day immediately preceding such

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date; provided, however, in respect of any Payment Date, or if the Maturity Date is other than a Business Day, Borrower shall be obligated to make such payment by the Business Day immediately following such date.

Section 15.15        Revival and Reinstatement of Indebtedness.

If the payment of all or any part of the Indebtedness by Borrower, any Guarantor or any other Person or the transfer to Lender of any collateral or other property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Insolvency Laws relating to a Voidable Transfer, and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then the amount of such Voidable Transfer or the amount of such Voidable Transfer that Lender is required or elects to repay or restore, including all reasonable costs, expenses and attorneys’ fees incurred by Lender in connection therewith, and the Indebtedness shall automatically shall be revived, reinstated and restored by such amount and shall exist as though such Voidable Transfer had never been made.

Section 15.16        Time is of the Essence.

Borrower agrees that, with respect to each and every obligation and covenant contained in this Loan Agreement and the other Loan Documents, time is of the essence.

Section 15.17        Final Agreement.

THIS LOAN AGREEMENT ALONG WITH ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Loan Agreement and the other Loan Documents. This Loan Agreement, the other Loan Documents and any of their provisions may not be waived, modified, amended, discharged or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in that agreement.

Section 15.18        WAIVER OF TRIAL BY JURY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER AND LENDER (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER, THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY,

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KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Borrower and Lender have signed and delivered this Loan Agreement under seal (where applicable) or have caused this Loan Agreement to be signed and delivered under seal (where applicable) by their duly authorized representatives. Where applicable law so provides, Borrower and Lender intend that this Loan Agreement shall be deemed to be signed and delivered as a sealed instrument.

BORROWER:

KBS LEGACY PARTNERS MILLENNIUM LLC, a Delaware limited liability company

By:	KBS Legacy Partners Properties LLC, a
Delaware limited liability company, its sole member

	By:	KBS Legacy Partners Limited
Partnership, a Delaware limited partnership, its sole member

		By:	KBS Legacy Partners
Apartment REIT, Inc., a Maryland corporation, its sole general partner

			By:	/s/ Guy K. Hays
			Name:	Guy K. Hays
			Title:	Executive Vice President

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LENDER:

PRUDENTIAL MULTIFAMILY MORTGAGE, LLC, a Delaware limited liability company

By:	/s/ Kathleen H. Brogan
Name:	Kathleen H. Brogan
Title:	Assistant Vice President

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SCHEDULE 1

TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

Definitions Schedule

(Interest Rate Type – Fixed Rate)

Capitalized terms used in the Loan Agreement have the meanings given to such terms in this Definitions Schedule.

“Accrued Interest” means unpaid interest, if any, on the Mortgage Loan that has not been added to the unpaid principal balance of the Mortgage Loan pursuant to Section 2.02(b) (Capitalization of Accrued But Unpaid Interest) of the Loan Agreement.

“Additional Lender Repairs” means repairs of the type listed on the Required Repair Schedule but not otherwise identified thereon that are determined advisable by Lender to keep the Mortgaged Property in good order and repair (ordinary wear and tear excepted) and in good marketable condition or to prevent deterioration of the Mortgaged Property.

“Additional Lender Replacements” means replacements of the type listed on the Required Replacement Schedule but not otherwise identified thereon that are determined advisable by Lender to keep the Mortgaged Property in good order and repair (ordinary wear and tear excepted) and in good marketable condition or to prevent deterioration of the Mortgaged Property.

“Amortization Period” has the meaning set forth in the Summary of Loan Terms.

“Amortization Type” has the meaning set forth in the Summary of Loan Terms.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended (e.g., 31 U.S.C. Sections 5311-5330).

“Bankruptcy Event” means any one or more of the following:

(a)        the commencement, filing or continuation of a voluntary case or proceeding under one or more of the Insolvency Laws by Borrower;

(b)        the acknowledgment in writing by Borrower (other than to Lender in connection with a workout) that it is unable to pay its debts generally as they mature;

(c)        the making of a general assignment for the benefit of creditors by Borrower;

(d)        the commencement, filing or continuation of an involuntary case or proceeding under one or more Insolvency Laws against Borrower; or

(e)        the appointment of a receiver (other than a receiver appointed at the direction or request of Lender under the terms of the Loan Documents), liquidator, custodian, sequestrator,

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.NR	Page 1
Fannie Mae	06-12	© 2012 Fannie Mae

trustee or other similar officer who exercises control over Borrower or any substantial part of the assets of Borrower;

provided, however, that any proceeding or case under (d) or (e) above shall not be a Bankruptcy Event until the ninetieth (90th) day after filing (if not earlier dismissed) so long as such proceeding or case occurred without the consent, encouragement or active participation of Borrower, Guarantor, Key Principal, Principal or any Borrower Affiliate (in which event such case or proceeding shall be a Bankruptcy Event immediately).

“Borrower” means, individually (and jointly and severally (solidarily instead for purposes of Louisiana law) if more than one), the entity (or entities) identified as “Borrower” in the first paragraph of the Loan Agreement.

“Borrower Affiliate” means, as to Borrower, Guarantor or Key Principal:

(a)        any entity that directly or indirectly owns, controls or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of Borrower, Guarantor or Key Principal;

(b)        any entity in which Borrower, Guarantor or Key Principal directly or indirectly owns, controls or holds with the power to vote, twenty percent (20%) or more of the outstanding voting securities of such entity;

(c)        any entity controlled by or under common control with, or which controls Borrower, Guarantor or Key Principal (the term “control” for these purposes means the ability, whether by the ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to make management decisions on behalf of, or independently to select the managing partner of, a partnership, or otherwise to have the power independently to remove and then select a majority of those individuals exercising managerial authority over an entity, and control shall be conclusively presumed in the case of the ownership of fifty percent (50%) or more of the equity interests);

(d)        any partner, manager, member or shareholder of Borrower, Guarantor or Key Principal; or

(e)        any other individual that is related (to the third degree of consanguinity) by blood or marriage to Borrower, Guarantor or Key Principal.

“Borrower Requested Repairs” means repairs not listed on the Required Repair Schedule requested by Borrower to be reimbursed from the Repairs Escrow Account.

“Borrower Requested Replacements” means replacements not listed on the Required Replacement Schedule requested by Borrower to be reimbursed from the Replacement Reserve Account.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.NR	Page 2
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“Borrower’s General Business Address” has the meaning set forth in the Summary of Loan Terms.

“Borrower’s Notice Address” has the meaning set forth in the Summary of Loan Terms.

“Business Day” means any day other than Saturday, Sunday or any other day on which Lender is not open for business.

“Collateral Account Funds” means, collectively, the funds on deposit in any or all of the Collateral Accounts, including the Reserve/Escrow Account Funds.

“Collateral Accounts” means any account designated as such by Lender pursuant to a Collateral Agreement or as established pursuant to this Loan Agreement, including the Reserve/Escrow Account.

“Collateral Agreement” means any separate agreement between Borrower and Lender for the establishment of any other fund, reserve or account.

“Completion Period” has the meaning set forth in the Summary of Loan Terms.

“Condemnation Action” has the meaning set forth in the Security Instrument.

“Controlling Interest” means:

(a)        with respect to any entity, the following:

(1)        if such entity is a general partnership or a joint venture, fifty percent (50%) or more of all general partnership or joint venture interests in such entity;

(2)        if such entity is a limited partnership:

(A)        any general partnership interest; or

(B)        fifty percent (50%) or more of all limited partnership interests in such entity;

(3)        if such entity is a limited liability company or a limited liability partnership:

(A)        fifty percent (50%) or more of all membership or other ownership interests in such entity;

(B)        the amount of membership or ownership interests sufficient to have the power to appoint or change any manager; or

(C)        the interest of any manager;

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.NR	Page 3
Fannie Mae	06-12	© 2012 Fannie Mae

(4)        if such entity is a corporation (other than a Publicly-Held Corporation) with only one class of voting stock, fifty percent (50%) or more of voting stock in such corporation;

(5)        if such entity is a corporation (other than a Publicly-Held Corporation) with more than one class of voting stock, the amount of shares of voting stock sufficient to have the power to elect the majority of directors of such corporation;

(6)        if such entity is a trust (other than a land trust or a Publicly-Held Trust), the trustee of such trust or the ability to remove, appoint or substitute the trustee of such trust (unless the trustee of such trust after such removal, appointment or substitution is a trustee identified in the trust agreement approved by Lender); or

(b)        the power or right to control or otherwise limit or modify, directly or indirectly, the management and operations of Borrower, Guarantor or Key Principal, including the power to:

(1)        cause a change in or replacement of the Person that controls the management and operations of Borrower, Guarantor or Key Principal; or

(2)        limit or otherwise modify the extent of such Person’s control over the management and operations of Borrower, Guarantor or Key Principal.

“Credit Score” means a numerical value or a categorization derived from a statistical tool or modeling system used to measure credit risk and predict the likelihood of certain credit behaviors, including default.

“Debt Service Amounts” means the Monthly Debt Service Payments and all other amounts payable under the Loan Agreement, the Note, the Security Instrument or any other Loan Document.

“Default Rate” means an interest rate equal to the lesser of:

(a)        the sum of the Interest Rate plus four (4) percentage points; or

(b)        the maximum interest rate which may be collected from Borrower under applicable law.

“Definitions Schedule” means this Schedule 1 (Definitions Schedule) to the Loan Agreement.

“Effective Date” has the meaning set forth in the Summary of Loan Terms.

“Employee Benefit Plan” means a plan described in Section 3(3) of ERISA, regardless of whether the plan is subject to ERISA.

“Enforcement Costs” has the meaning set forth in the Security Instrument.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.NR	Page 4
Fannie Mae	06-12	© 2012 Fannie Mae

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of the Effective Date made by Borrower to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time.

“Environmental Inspections” has the meaning set forth in the Environmental Indemnity Agreement.

“Environmental Laws” has the meaning set forth in the Environmental Indemnity Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to Borrower, any entity that, together with Borrower, would be treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code, or Section 4001(a)(14) of ERISA, or the regulations thereunder.

“ERISA Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (or related trust) that is subject to the requirements of Title IV of ERISA, Sections 430 and 431 of the Internal Revenue Code, or Sections 302, 303, or 304 of ERISA, which is maintained or contributed to by Borrower or its ERISA Affiliates.

“Event of Default” means the occurrence of any event listed in Section 14.01 (Events of Default) of the Loan Agreement.

“Exceptions to Representations and Warranties Schedule” means that certain Schedule 7 (Exceptions to Representations and Warranties Schedule) to the Loan Agreement.

“First Payment Date” has the meaning set forth in the Summary of Loan Terms.

“First Principal and Interest Payment Date” has the meaning set forth in the Summary of Loan Terms, if applicable.

“Fixed Rate” has the meaning set forth in the Summary of Loan Terms.

“Fixtures” has the meaning set forth in the Security Instrument.

“Force Majeure” shall mean acts of God, acts of war, civil disturbance, governmental action (including the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to the fault of Borrower), strikes, lockouts, fire, unavoidable casualties or any other causes beyond the reasonable control of Borrower (other than lack of financing), and of which Borrower shall have notified Lender in writing within ten (10) days after its occurrence.

“Foreclosure Event” means:

(a)        foreclosure under the Security Instrument;

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.NR	Page 5
Fannie Mae	06-12	© 2012 Fannie Mae

(b)        any other exercise by Lender of rights and remedies (whether under the Security Instrument or under applicable law, including Insolvency Laws) as holder of the Mortgage Loan and/or the Security Instrument, as a result of which Lender (or its designee or nominee) or a third party purchaser becomes owner of the Mortgaged Property;

(c)        delivery by Borrower to Lender (or its designee or nominee) of a deed or other conveyance of Borrower’s interest in the Mortgaged Property in lieu of any of the foregoing; or

(d)        in Louisiana, any dation en paiement.

“Governmental Authority” means any court, board, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over Borrower or the Mortgaged Property or the use, operation or improvement of the Mortgaged Property.

“Guarantor” means any guarantor of the Indebtedness or any other obligation of Borrower under any Loan Document.

“Guarantor Bankruptcy Event” means any one or more of the following:

(a)        the commencement, filing or continuation of a voluntary case or proceeding under one or more of the Insolvency Laws by Guarantor;

(b)        the acknowledgment in writing by Guarantor (other than to Lender in connection with a workout) that it is unable to pay its debts generally as they mature;

(c)        the making of a general assignment for the benefit of creditors by Guarantor;

(d)        the commencement, filing or continuation of an involuntary case or proceeding under one or more Insolvency Laws against Guarantor; or

(e)        the appointment of a receiver, liquidator, custodian, sequestrator, trustee or other similar officer who exercises control over Guarantor or any substantial part of the assets of Guarantor, as applicable;

provided, however, that any proceeding or case under (d) or (e) above shall not be a Guarantor Bankruptcy Event until the ninetieth (90th) day after filing (if not earlier dismissed) so long as such proceeding or case occurred without the consent, encouragement or active participation of Borrower, Guarantor, Key Principal, Principal, or any Borrower Affiliate (in which event such case or proceeding shall be a Guarantor Bankruptcy Event immediately).

“Guarantor’s General Business Address” has the meaning set forth in the Summary of Loan Terms.

“Guarantor’s Notice Address” has the meaning set forth in the Summary of Loan Terms.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.FR	Page 6
Fannie Mae	06-12	© 2012 Fannie Mae

“Guaranty” means, individually and collectively, any Payment Guaranty, Non-Recourse Guaranty or other guaranty executed by Guarantor in connection with the Mortgage Loan.

“Immediate Family Members” means a child, stepchild, grandchild, spouse, sibling, or parent, each of whom must have obtained a legal age of majority.

“Imposition Deposits” has the meaning set forth in the Security Instrument.

“Impositions” has the meaning set forth in the Security Instrument.

“Improvements” has the meaning set forth in the Security Instrument.

“Indebtedness” has the meaning set forth in the Security Instrument.

“Initial Replacement Reserve Deposit” has the meaning set forth in the Summary of Loan Terms.

“Insolvency Laws” means the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq., together with any other federal or state law affecting debtor and creditor rights or relating to the bankruptcy, insolvency, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar laws, proceedings, or equitable principles affecting the enforcement of creditors’ rights, as amended from time to time.

“Insolvent” means:

(a)        that the sum total of all of a specified Person’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of such Person’s non-exempt assets, i.e., all of the assets of such Person that are available to satisfy claims of creditors; or

(b)        such Person’s inability to pay its debts as they become due.

“Intended Prepayment Date” means the date upon which Borrower intends to make a prepayment on the Mortgage Loan, as set forth in the Prepayment Notice.

“Interest Accrual Method” has the meaning set forth in the Summary of Loan Terms.

“Interest Only Term” has the meaning set forth in the Summary of Loan Terms.

“Interest Rate” means the Fixed Rate.

“Interest Rate Type” has the meaning set forth in the Summary of Loan Terms.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.FR	Page 7
Fannie Mae	06-12	© 2012 Fannie Mae

“Investor” means any Person to whom Lender intends to sell, transfer, deliver or assign the Mortgage Loan in the secondary mortgage market.

“Key Principal” means, collectively:

(a)        the natural person(s) or entity that controls and manages Borrower that Lender determines is critical to the successful operation and management of Borrower and the Mortgaged Property, as identified as such in the Summary of Loan Terms; or

(b)        any natural person or entity who becomes a Key Principal after the date of the Loan Agreement and is identified as such in an assumption agreement, or another amendment or supplement to the Loan Agreement.

“Key Principal’s General Business Address” has the meaning set forth in the Summary of Loan Terms.

“Key Principal’s Notice Address” has the meaning set forth in the Summary of Loan Terms.

“Land” means the land described in Exhibit A to the Security Instrument.

“Last Interest Only Payment Date” has the meaning set forth in the Summary of Loan Terms, if applicable.

“Late Charge” means an amount equal to the delinquent amount then due under the Loan Documents multiplied by five percent (5%).

“Leases” has the meaning set forth in the Security Instrument.

“Lender” means the entity identified as “Lender” in the first paragraph of the Loan Agreement and its transferees, successors and assigns, or any subsequent holder of the Note.

“Lender’s General Business Address” has the meaning set forth in the Summary of Loan Terms.

“Lender’s Notice Address” has the meaning set forth in the Summary of Loan Terms.

“Lender’s Payment Address” has the meaning set forth in the Summary of Loan Terms.

“Lien” has the meaning set forth in the Security Instrument.

“Loan Agreement” means the Multifamily Loan and Security Agreement dated as of the Effective Date executed by and between Borrower and Lender to which this Definitions Schedule is attached, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan Amount” has the meaning set forth in the Summary of Loan Terms.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.FR	Page 8
Fannie Mae	06-12	© 2012 Fannie Mae

“Loan Application” means the application for the Mortgage Loan submitted by Borrower to Lender.

“Loan Documents” means the Note, the Loan Agreement, the Security Instrument, the Environmental Indemnity Agreement, the Guaranty, all guaranties, all indemnity agreements, all Collateral Agreements, all O&M Programs, and any other documents now or in the future executed by Borrower, Guarantor, Key Principal, any guarantor or any other person in connection with the Mortgage Loan, as such documents may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan Servicer” means the entity that from time to time is designated by Lender to collect payments and deposits and receive notices under the Note, the Loan Agreement, the Security Instrument and any other Loan Document, and otherwise to service the Mortgage Loan for the benefit of Lender. Unless Borrower receives notice to the contrary, the Loan Servicer shall be the Lender originally named on the Summary of Loan Terms.

“Loan Term” has the meaning set forth in the Summary of Loan Terms.

“Loan Year” has the meaning set forth in the Summary of Loan Terms.

“Material Commercial Lease” means any non-Residential Lease, including any master lease (which term “master lease” shall include any master lease to a single corporate tenant), other than:

(a)        a non-Residential Lease that comprises less than five percent (5%) of total gross income of the Mortgaged Property on an annualized basis, so long as the lease is not a cell tower lease or a solar (power) lease;

(b)        a cable television lease, so long as the lessee is not a Borrower Affiliate, Key Principal or Guarantor;

(c)        storage units leased pursuant to any Residential Lease; or

(d)        a laundry lease, so long as:

(1)	the lessee is not a Borrower Affiliate, Key Principal or Guarantor;

(2)	the rent payable is not below-market (as determined by Lender); and

(3)	such laundry lease is terminable for cause by lessor.

“Maturity Date” has the meaning set forth in the Summary of Loan Terms.

“Maximum Inspection Fee” has the meaning set forth in the Summary of Loan Terms.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.FR	Page 9
Fannie Mae	06-12	© 2012 Fannie Mae

“Maximum Repair Cost” shall be the amount(s) set forth in the Required Repair Schedule, if any.

“Maximum Repair Disbursement Interval” has the meaning set forth in the Summary of Loan Terms.

“Maximum Replacement Reserve Disbursement Interval” has the meaning set forth in the Summary of Loan Terms.

“Minimum Repairs Disbursement Amount” has the meaning set forth in the Summary of Loan Terms.

“Minimum Replacement Reserve Disbursement Amount” has the meaning set forth in the Summary of Loan Terms.

“Monthly Debt Service Payment” has the meaning set forth in the Summary of Loan Terms.

“Monthly Replacement Reserve Deposit” has the meaning set forth in the Summary of Loan Terms.

“Mortgage Loan” means the mortgage loan made by Lender to Borrower in the principal amount of the Note made pursuant to the Loan Agreement, evidenced by the Note and secured by the Loan Documents that are expressly stated to be security for the Mortgage Loan.

“Mortgaged Property” has the meaning set forth in the Security Instrument.

“Multifamily Project” has the meaning set forth in the Summary of Loan Terms.

“Multifamily Project Address” has the meaning set forth in the Summary of Loan Terms.

“Non-Recourse Guaranty” means, if applicable, that certain Guaranty of Non-Recourse Obligations of even date herewith executed by Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Note” means that certain Multifamily Note of even date herewith in the original principal amount of the stated Loan Amount made by Borrower in favor of Lender, and all schedules, riders, allonges and addenda attached thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“O&M Program” has the meaning set forth in the Environmental Indemnity Agreement.

“OFAC” means the United States Treasury Department, Office of Foreign Assets Control, and any successor thereto.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.FR	Page 10
Fannie Mae	06-12	© 2012 Fannie Mae

“Payment Date” means the First Payment Date and the first day of each month thereafter until the Mortgage Loan is fully paid.

“Payment Guaranty” means, if applicable, that certain Guaranty (Payment) of even date herewith executed by Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Permitted Encumbrance” has the meaning set forth in the Security Instrument.

“Permitted Prepayment Date” means the last Business Day of a calendar month.

“Person” means an individual, an estate, a trust, a corporation, a partnership, a limited liability company or any other organization or entity (whether governmental or private).

“Personalty” has the meaning set forth in the Security Instrument.

“Prepayment Lockout Period” has the meaning set forth in the Summary of Loan Terms.

“Prepayment Notice” means the written notice that Borrower is required to provide to Lender in accordance with Section 2.03 (Lockout/Prepayment) of the Loan Agreement in order to make a prepayment on the Mortgage Loan, which shall include, at a minimum, the Intended Prepayment Date.

“Prepayment Premium” means the amount payable by Borrower in connection with a prepayment of the Mortgage Loan, as provided in Section 2.03 (Lockout/Prepayment) of the Loan Agreement and calculated in accordance with the Prepayment Premium Schedule.

“Prepayment Premium Period End Date” or “Yield Maintenance Period End Date” has the meaning set forth in the Summary of Loan Terms.

“Prepayment Premium Period Term” or “Yield Maintenance Period Term” has the meaning set forth in the Summary of Loan Terms.

“Prepayment Premium Schedule” means that certain Schedule 4 (Prepayment Premium Schedule) to the Loan Agreement.

“Prohibited Person” means:

(a)        any Person with whom Lender or Fannie Mae is prohibited from doing business pursuant to any law, rule, regulation, judicial proceeding or administrative directive; or

(b)        any Person identified on the United States Department of Housing and Urban Development’s “Limited Denial of Participation, HUD Funding Disqualifications and Voluntary Abstentions List,” or on the General Services Administration’s “Excluded Parties List System,” each of which may be amended from time to time, and any successor or replacement thereof; or

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.FR	Page 11
Fannie Mae	06-12	© 2012 Fannie Mae

(c)        any Person that is determined by Fannie Mae to pose an unacceptable credit risk due to the aggregate amount of debt of such Person owned or held by Fannie Mae; or

(d)        any Person that has caused any unsatisfactory experience of a material nature with Fannie Mae or Lender, such as a default, fraud, intentional misrepresentation, litigation, arbitration or other similar act.

“Property Jurisdiction” has the meaning set forth in the Security Instrument.

“Property Square Footage” has the meaning set forth in the Summary of Loan Terms.

“Publicly-Held Corporation” means a corporation, the outstanding voting stock of which is registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

“Publicly-Held Trust” means a real estate investment trust the outstanding voting shares or beneficial interests of which are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

“Rents” has the meaning set forth in the Security Instrument.

“Repair Threshold” has the meaning set forth in the Summary of Loan Terms.

“Repairs” means, individually and collectively, the Required Repairs, Borrower Requested Repairs, and Additional Lender Repairs.

“Repairs Escrow Account” means the account established by Lender into which the Repairs Escrow Deposit is deposited to fund the Repairs.

“Repairs Escrow Account Administrative Fee” has the meaning set forth in the Summary of Loan Terms.

“Repairs Escrow Deposit” has the meaning set forth in the Summary of Loan Terms.

“Replacement Reserve Account” means the account established by Lender into which the Replacement Reserve Deposits are deposited to fund the Replacements.

“Replacement Reserve Account Administration Fee” has the meaning set forth in the Summary of Loan Terms.

“Replacement Reserve Account Interest Disbursement Frequency” has the meaning set forth in the Summary of Loan Terms.

“Replacement Reserve Deposits” means the Initial Replacement Reserve Deposit, Monthly Replacement Reserve Deposits and any other deposits to the Replacement Reserve Account required by the Loan Agreement.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.FR	Page 12
Fannie Mae	06-12	© 2012 Fannie Mae

“Replacement Threshold” has the meaning set forth in the Summary of Loan Terms.

“Replacements” means, individually and collectively, the Required Replacements, Borrower Requested Replacements and Additional Lender Replacements.

“Required Repair Schedule” means that certain Schedule 6 (Required Repair Schedule) to the Loan Agreement.

“Required Repairs” means those items listed on the Required Repair Schedule.

“Required Replacement Schedule” means that certain Schedule 5 (Required Replacement Schedule) to the Loan Agreement.

“Required Replacements” means those items listed on the Required Replacement Schedule.

“Reserve/Escrow Account Funds” means, collectively, the funds on deposit in the Reserve/Escrow Accounts.

“Reserve/Escrow Accounts” means, together, the Replacement Reserve Account and the Repairs Escrow Account.

“Residential Lease” means a leasehold interest in an individual dwelling unit and shall not include any master lease.

“Restoration” means restoring and repairing the Mortgaged Property to the equivalent of its physical condition immediately prior to the casualty or to a condition approved by Lender following a casualty.

“Review Fee” means the non-refundable fee of Three Thousand Dollars ($3,000) payable to Lender in connection with a Transfer for which Lender’s consent is required (including any assumption of the Mortgage Loan).

“Schedule of Interest Rate Type Provisions” means that certain Schedule 3 (Schedule of Interest Rate Type Provisions) to the Loan Agreement.

“Security Instrument” means that certain multifamily mortgage, deed to secure debt or deed of trust executed and delivered by Borrower as security for the Mortgage Loan and encumbering the Mortgaged Property, including all riders or schedules attached thereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicing Arrangement” means any arrangement between Lender and the Loan Servicer for loss sharing or interim advancement of funds.

“Summary of Loan Terms” means that certain Schedule 2 (Summary of Loan Terms) to the Loan Agreement.

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.FR	Page 13
Fannie Mae	06-12	© 2012 Fannie Mae

“Taxes” has the meaning set forth in the Security Instrument.

“Title Policy” means the mortgagee’s loan policy of title insurance issued in connection with the Mortgage Loan and insuring the lien of the Security Instrument as set forth therein, as approved by Lender.

“Total Parking Spaces” has the meaning set forth in the Summary of Loan Terms.

“Total Residential Units” has the meaning set forth in the Summary of Loan Terms.

“Transfer” means:

(a)        a sale, assignment, transfer or other disposition (whether voluntary, involuntary, or by operation of law);

(b)        a granting, pledging, creating or attachment of a lien, encumbrance or security interest (whether voluntary, involuntary, or by operation of law);

(c)        an issuance or other creation of a direct or indirect ownership interest;

(d)        a withdrawal, retirement, removal or involuntary resignation of any owner or manager of a legal entity; or

(e)        a merger, consolidation, dissolution or liquidation of a legal entity.

“Transfer Fee” means a fee equal to one percent (1%) of the unpaid principal balance of the Mortgage Loan payable to Lender in connection with a Transfer of the Mortgaged Property or of an ownership interest in Borrower, Guarantor or Key Principal for which Lender’s consent is required (including in connection with an assumption of the Mortgage Loan).

“UCC” has the meaning set forth in the Security Instrument.

“UCC Collateral” has the meaning set forth in the Security Instrument.

“Voidable Transfer” means any fraudulent conveyance, preference or other voidable or recoverable payment of money or transfer of property.

“Yield Maintenance Period End Date” or “Prepayment Premium Period End Date” has the meaning set forth in the Summary of Loan Terms.

“Yield Maintenance Period Term” or “Prepayment Premium Period Term” has the meaning set forth in the Summary of Loan Terms.

Borrower Initials

Schedule 1 to Multifamily Loan and Security Agreement - Definitions Schedule (Interest Rate - Fixed Rate)	Form 6101.FR	Page 14
Fannie Mae	06-12	© 2012 Fannie Mae

SCHEDULE 2

TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

Summary of Loan Terms

(Interest Rate Type - Fixed Rate)

I. GENERAL PARTY AND MULTIFAMILY PROJECT INFORMATION
Borrower	KBS LEGACY PARTNERS MILLENNIUM LLC, a Delaware limited liability company

Lender	PRUDENTIAL MULTIFAMILY MORTGAGE, LLC, a Delaware limited liability company

Key Principal	KBS Legacy Partners Properties LLC

Guarantor	KBS Legacy Partners Properties LLC

Multifamily Project	Millennium Apartment Homes
ADDRESSES

Borrower’s General Business Address	4000 East Third Avenue, Suite 600, Foster City, California 94404

Borrower’s Notice Address	4000 East Third Avenue, Suite 600, Foster City, California 94404 rcalleja@legacypartners.com dhenry@legacypartners.com hays@legacypartners.com

Multifamily Project Address	221 Fairforest Way, Greenville, South Carolina 29609

Multifamily Project County	Greenville

Key Principal’s General Business Address	KBS Legacy Partners Properties LLC c/o Legacy Partners Residential, Inc. 4000 E. Third Avenue, Suite 600 Foster City, CA 94404
Key Principal’s Notice Address	KBS Legacy Partners Properties LLC c/o Legacy Partners Residential, Inc. 4000 E. Third Avenue, Suite 600 Foster City, CA 94404 dhenry@legacypartners.com hays@legacypartners.com

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate)	Form 6102.FR	Page 1
Fannie Mae	07-11	© 2011 Fannie Mae

Guarantor’s General Business Address	KBS Legacy Partners Properties LLC c/o Legacy Partners Residential, Inc. 4000 E. Third Avenue, Suite 600 Foster City, CA 94404
Guarantor’s Notice Address	KBS Legacy Partners Properties LLC c/o Legacy Partners Residential, Inc. 4000 E. Third Avenue, Suite 600 Foster City, CA 94404 dhenry@legacypartners.com hays@legacypartners.com
Lender’s General Business Address	Prudential Multifamily Mortgage, LLC 4350 North Fairfax Drive – Suite 700 Arlington, VA 22203
Lender’s Notice Address	c/o Prudential Asset Resources 2100 Ross Avenue, Suite 2500 Dallas, Texas 75201 Attn: Asset Management Department Agency-Notice@prudential.com
Lender’s Payment Address	c/o Prudential Asset Resources 2100 Ross Avenue, Suite 2500 Dallas, Texas 75201 Attn: Asset Management Department

II. MULTIFAMILY PROJECT INFORMATION

Property Square Footage	33.00 acres

Total Parking Spaces	514

Total Residential Units	305

III. MORTGAGE LOAN INFORMATION

Amortization Period	360 months

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate)	Form 6102.FR	Page 2
Fannie Mae	07-11	© 2011 Fannie Mae

Amortization Type	☒ Amortizing ☐ Full Term Interest Only ☐ Partial Interest Only

Effective Date	June 7, 2013.

First Payment Date	The first day of August, 2013.

Fixed Rate	2.74%

Interest Accrual Method

☐        30/360 (computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months).

or

☒        Actual/360 (computed on the basis of a three hundred sixty (360) day year and the actual number of calendar days during the applicable month, calculated by multiplying the unpaid principal balance of the Mortgage Loan by the Interest Rate, dividing the product by three hundred sixty (360), and multiplying the quotient obtained by the actual number of days elapsed in the applicable month).

Interest Only Term	0 months

Interest Rate	The Fixed Rate

Interest Rate Type	Fixed Rate

Loan Amount	$21,840,000.00

Loan Term	60 months

Loan Year	The period beginning on the Effective Date and ending on the last day of June, 2014, and each successive twelve (12) month period thereafter.

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate)	Form 6102.FR	Page 3
Fannie Mae	07-11	© 2011 Fannie Mae

Maturity Date	The first day of July, 2018, or any earlier date on which the unpaid principal balance of the Mortgage Loan becomes due and payable by acceleration or otherwise.

Monthly Debt Service Payment	$89,044.23

Prepayment Lockout Period	0 year(s) from the Effective Date

IV. YIELD MAINTENANCE/PREPAYMENT PREMIUM INFORMATION

Yield Maintenance Period End Date or Prepayment Premium Period End Date	The last day of December, 2017.
Yield Maintenance Period Term or Prepayment Premium Period Term	54 months

V. RESERVE INFORMATION

Completion Period	Within N/A months after the Effective Date or as otherwise shown on the Required Repair Schedule.

Initial Replacement Reserve Deposit	$0.00

Maximum Inspection Fee	$1,000.00
Maximum Repair Disbursement Interval	One time per calendar month.

Maximum Replacement Reserve	One time per calendar quarter.

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate)	Form 6102.FR	Page 4
Fannie Mae	07-11	© 2011 Fannie Mae

Disbursement Interval

Minimum Repairs Disbursement Amount	$5,000.00

Minimum Replacement Reserve Disbursement Amount	$5,000.00

Monthly Replacement Reserve Deposit	$5,083.33

Repair Threshold	$10,000.00

Repairs Escrow Account Administrative Fee	$500.00, payable one time.

Repairs Escrow Deposit	$0.00

Replacement Reserve Account Administration Fee	$250.00, payable annually.

Replacement Reserve Account Interest Disbursement Frequency	Monthly

Replacement Threshold	$10,000.00

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate)	Form 6102.FR	Page 5
Fannie Mae	07-11	© 2011 Fannie Mae

Borrower Initials

Schedule 2 to Multifamily Loan and Security Agreement - Summary of Loan Terms (Interest Rate Type - Fixed Rate)	Form 6102.FR	Page 6
Fannie Mae	07-11	© 2011 Fannie Mae

SCHEDULE 3

TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

Schedule of Interest Rate Type Provisions

(Fixed Rate)

1.	Defined Terms.

Capitalized terms not otherwise defined in this Schedule have the meanings given to such terms in the Definitions Schedule to the Loan Agreement.

2.	Interest Accrual.

Except as otherwise provided in the Loan Agreement, interest shall accrue at the Interest Rate until fully paid.

Borrower Initials

Schedule 3 to Multifamily Loan and Security Agreement - Interest Rate Type Provisions (Fixed Rate)	Form 6103.NR	Page 1
Fannie Mae	01-11	© 2012 Fannie Mae

SCHEDULE 4

TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

Prepayment Premium Schedule

(Standard Yield Maintenance – Fixed Rate)

1.	Defined Terms.

All capitalized terms used but not defined in this Prepayment Premium Schedule shall have the meanings assigned to them in the Loan Agreement.

2.	Prepayment Premium.

Any Prepayment Premium payable under Section 2.03 (Lockout/Prepayment) of the Loan Agreement shall be computed as follows:

(a)         If the prepayment is made at any time after the Effective Date and before the Yield Maintenance Period End Date, the Prepayment Premium shall be the greater of:

(1)	one percent (1%) of the amount of principal being prepaid; or

(2)	the product obtained by multiplying:

(i)        the amount of principal being prepaid,

by

(ii)        the difference obtained by subtracting from the Fixed Rate on the Mortgage Loan, the Yield Rate (as defined below) on the twenty-fifth (25th) Business Day preceding (i) the Intended Prepayment Date, or (ii) the date Lender accelerates the Mortgage Loan or otherwise accepts a prepayment pursuant to Section 2.03(d) (Application of Collateral) of the Loan Agreement,

by

(iii)	the present value factor calculated using the following formula:

1 - (1 + r)-n/12 r

[r = Yield Rate

n = the number of months remaining between (i) either of the following: (x) in the case of a voluntary prepayment, the last day of the month in which the prepayment is made, or

Schedule 4 to Multifamily Loan and Security Agreement (Prepayment Premium Schedule – Standard Yield Maintenance – Fixed Rate)	Form 6104.01	Page 1
Fannie Mae	01-11	© 2012 Fannie Mae

(y) in any other case, the date on which Lender accelerates the unpaid principal balance of the Mortgage Loan and (ii) the Yield Maintenance Period End Date.

For purposes of this clause (ii), the “Yield Rate” means the yield calculated by interpolating the yields for the immediately shorter and longer term U.S. “Treasury constant maturities” (as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the “Fed Release”) under the heading “U.S. government securities”) closest to the remaining term of the Yield Maintenance Period Term, as follows (rounded to three (3) decimal places):

a =	the yield for the longer U.S. Treasury constant maturity
b =	the yield for the shorter U.S. Treasury constant maturity
x =	the term of the longer U.S. Treasury constant maturity
y =	the term of the shorter U.S. Treasury constant maturity
z =	“n” (as defined in the present value factor calculation above) divided by twelve (12).

Notwithstanding any provision to the contrary, if “z” equals a term reported under the U.S. “Treasury constant maturities” subheading in the Fed Release, the yield for such term shall be used, and interpolation shall not be necessary. If publication of the Fed Release is discontinued by the Federal Reserve Board, Lender shall determine the Yield Rate from another source selected by Lender. Any determination of the Yield Rate by Lender will be binding absent manifest error.]

(b)        If the prepayment is made on or after the Yield Maintenance Period End Date but before the last calendar day of the fourth (4th) month prior to the month in which the Maturity Date occurs, the Prepayment Premium shall be one percent (1%) of the amount of principal being prepaid.

Schedule 4 to Multifamily Loan and Security Agreement (Prepayment Premium Schedule – Standard Yield Maintenance – Fixed Rate)	Form 6104.01	Page 2
Fannie Mae	01-11	© 2011 Fannie Mae

(c)        Notwithstanding the provisions of Section 2.03 (Lockout/Prepayment) of the Loan Agreement, no Prepayment Premium shall be payable with respect to any prepayment made on or after the last calendar day of the fourth (4th) month prior to the month in which the Maturity Date occurs.

Borrower Initials

Schedule 4 to Multifamily Loan and Security Agreement (Prepayment Premium Schedule – Standard Yield Maintenance – Fixed Rate)	Form 6104.01	Page 3
Fannie Mae	01-11	© 2011 Fannie Mae

SCHEDULE 5 TO

MULTIFAMILY LOAN AND SECURITY AGREEMENT

Required Replacement Schedule

See attached.

Multifamily Loan and Security Agreement (Non-Recourse)	Form 6001.NR	Page 1
Schedule 5	06-12	© 2012 Fannie Mae

Borrower Initials

Multifamily Loan and Security Agreement (Non-Recourse)	Form 6001.NR	Page 2
Schedule 5	06-12	© 2012 Fannie Mae

PHYSICAL NEEDS ASSESSMENT
Millennium Apartment Homes
Loan Number: 200392127

Number of Units: 305

		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12	Total # of Components	Cost / Unit ($)	Over Loan Term # Units Replaced	Over Loan Term % of Total	Current Condition / Additional Comments
SITE																		
Reseal and Restripe Parking Stalls/Pavement Markings					$17,640					$17,640				176,400	$0.10	352,800.0	200.00%	
ARCHITECTURAL																		
Repaint Exterior Trim Paint			$27,000							$27,000				36	$750.00	72.0	200.00%	
MECHANICAL / ELECTRICAL																		
Water Heater Replacements								$7,625	$7,625	$7,625				76	$300.00	76.3	100.33%	
DWELLING UNITS																		
Unit Carpeting			$42,564	$42,564	$42,564	$42,564	$42,564	$42,564	$42,564	$42,564				149	$976.80	148.6	233.94%	
Unit Dishwashers								$8,896	$8,896	$8,896				76	$350.00	76.3	100.33%	
ADA COMPLIANCE																		
None														-	$0.00			
Replacement Res. - Uninflated		$0	$69,564	$42,564	$60,204	$42,564	$42,564	$59,085	$59,085	$103,725	$0	$0	$0					
Replacement Res. - Inflated @	2.50%	100.00%	102.50%	105.06%	107.69%	110.38%	113.14%	115.97%	118.87%	121.84%	124.89%	128.01%	131.21%			Loan Term Avg	Term +2 Avg	
Replacement Res. - Inflated		$0	$71,303	$44,719	$64,833	$46,983	$48,157	$68,520	$70,233	$126,379	$0	$0	$0					
Cumulative Replacement Reserves		$0	$71,303	$116,022	$180,855	$227,838	$275,995	$344,515	$414,749	$541,128	$541,128	$541,128	$541,128			$62	$94	
INITIAL DEPOSIT TO RESERVES		$0														*Does not include initial deposit		
Annual Deposit		$61,000	$61,000	$61,000	$61,000	$61,000	$61,000	$61,000	$61,000	$61,000	$61,000	$61,000	$61,000					
Cumulative Balance		$61,000	$122,000	$111,697	$127,978	$124,145	$138,162	$151,005	$143,485	$134,251	$68,872	$129,872	$190,872					
Annual (Shortfall) / Overage		$61,000	$50,697	$66,978	$63,145	$77,162	$90,005	$82,485	$73,251	$7,872	$68,872	$129,872	$190,872					
SCHEDULE OF ANNUAL DEPOSITS																		
Per Unit		$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200	$200					
Total Per Month		$5,083	$5,083	$5,083	$5,083	$5,083	$5,083	$5,083	$5,083	$5,083	$5,083	$5,083	$5,083					
INFO FOR THE ENGINEERING REPORT SECTION																		
Largest reserve item for year		$0	$42,564	$42,564	$42,564	$42,564	$42,564	$42,564	$42,564	$42,564	$0	$0	$0					
Input second largest reserve item for year		$0	$27,000	$0	$17,640	$0	$0	$8,896	$8,896	$27,000	$0	$0	$0					
Annual reserve deposit, less two largest reserve items		$61,000	-$8,564	$18,436	$796	$18,436	$18,436	$9,540	$9,540	-$8,564	$61,000	$61,000	$61,000					

FUNDING WAIVERS	
Immediate Repairs	Funded
Initial Deposit to Reserves	Funded
Annual Deposit to Reserves	Funded

ADDITIONAL COMMENTS

See Environmental/Engineering tab for details of Immediate Repairs

PNA Page 1 of 1 5/22/2017 8:37 PM

SCHEDULE 6 TO

MULTIFAMILY LOAN AND SECURITY AGREEMENT

Required Repair Schedule

NONE

Borrower Initials

Multifamily Loan and Security Agreement (Non-Recourse)	Form 6001.NR	Page 1
Schedule 6	06-12	© 2012 Fannie Mae

SCHEDULE 7 TO

MULTIFAMILY LOAN AND SECURITY AGREEMENT

Exceptions to Representations and Warranties Schedule

NONE

Borrower Initials

Multifamily Loan and Security Agreement (Non-Recourse)	Form 6001.NR	Page 1
Schedule 7	06-12	© 2012 Fannie Mae

EXHIBIT A

MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(Waiver of Imposition Deposits)

The foregoing Loan Agreement is hereby modified as follows:

1.         Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement.

2.         The Definitions Schedule is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Insurance Impositions” means the premiums for maintaining all Required Insurance Coverage.

“Required Insurance Coverage” means the insurance coverage required pursuant to Article 9 (Insurance) of the Loan Agreement and under any other Loan Document.

2.         Section 12.02 (Imposition Deposits, Taxes, and Other Charges – Covenants) of the Loan Agreement is hereby amended by adding the following provisions to the end thereof:

(b)	Conditional Waiver of Collection of Imposition Deposits.

(1)        Reserved

(2)        Notwithstanding anything contained in this Section 12.02 (Imposition Deposits, Taxes, and Other Charges – Covenants) to the contrary, Lender hereby agrees to waive the collection of Imposition Deposits for Insurance Impositions, provided, that:

(A)        Borrower shall pay such Insurance Impositions directly to the carrier or agent ten (10) days prior to expiration or as necessary to prevent the Required Insurance Coverage from lapsing due to non-payment of premiums;

(B)        Borrower shall provide Lender with proof of payment acceptable to Lender of all Insurance Impositions within five (5) days after the date such Insurance Impositions are paid; and

(C)        Borrower shall cause its insurance agent to provide Lender with such certifications regarding the Required Insurance Coverage as Lender may request from time to time evidencing that

Modifications to Multifamily Loan and Security Agreement (Waiver of Imposition Deposits)	Form 6228	Page 1
Fannie Mae	04-12	© 2012 Fannie Mae

the Insurance Impositions have been paid in a timely manner and that all of the Required Insurance Coverage is in full force and effect.

(3)        Reserved.

(4)        Lender reserves the right to require Borrower to deposit the Imposition Deposits with Lender on each Payment Date for Insurance Impositions in accordance with this Section 12.02 (Imposition Deposits, Taxes, and Other Charges – Covenants) upon:

(A)        Borrower’s failure to pay Insurance Impositions or to provide Lender with proof of payment of Insurance Impositions as required in this Section 12.02(b) (Conditional Waiver of Collection of Imposition Deposits);

(B)        Borrower’s failure to maintain insurance coverage in accordance with the requirements of Article 9 (Insurance);]

(C)        the occurrence of any Transfer which is not permitted by the Loan Documents, or any Transfer which requires Lender’s consent; or

(D)        the occurrence of a default under any of the other terms, conditions and covenants set forth in this Loan Agreement or any of the other Loan Documents.

(5)        Except as specifically provided in this Section 12.02(b) (Conditional Waiver of Collection of Imposition Deposits), the provisions of Article 9 (Insurance) shall remain in full force and effect.

Borrower Initials

Modifications to Multifamily Loan and Security Agreement (Waiver of Imposition Deposits)	Form 6228	Page 2
Fannie Mae	04-12	© 2012 Fannie Mae